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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liquidity Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fellow Stockholders:

        We are pleased to invite you to attend the 2012 Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on Wednesday, February 29, 2012, at 3:00 p.m., Eastern Time, at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

        Thank you for your ongoing support and continued interest in Liquidity Services, Inc.

Sincerely,
/s/ WILLIAM P. ANGRICK, III WILLIAM P. ANGRICK, III Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF LIQUIDITY SERVICES, INC. STOCKHOLDERS

        Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on February 29, 2012: This Notice of Annual Meeting of Stockholders and Proxy Statement, Annual Report and Other Proxy Materials are Available at www.envisionreports.com/LQDT.

Time and Date	3:00 p.m., Eastern Time, on February 29, 2012.
Place	The offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.
Items of Business

•

Elect the two Class III directors named in the proxy statement to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2015 or until their respective successors have been elected or appointed;

• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012;
• Approve an advisory resolution on executive compensation; and
• Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date
You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on January 3, 2012.
Annual Meeting Admission
You will need an admission ticket or proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock, to: Liquidity Services, Inc., Attn: Julie Davis, 1920 L Street, NW, 6th Floor, Washington, DC 20036. All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instruction card as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers" beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You may revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

        This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2011 Annual Report are first being mailed on or about January 27, 2012.

By Order of the Board of Directors,
/s/ JAMES E. WILLIAMS James E. Williams Vice President, General Counsel and Corporate Secretary

LIQUIDITY SERVICES, INC.

1920 L STREET, NW, 6th FLOOR
WASHINGTON, DC 20036

PROXY STATEMENT

QUESTIONS AND ANSWERS

Why did I receive these proxy materials?

        We are sending you this proxy statement as part of a solicitation by the Board of Directors of Liquidity Services, Inc. for use at our 2012 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms "us," "we," "our" and the "Company" include Liquidity Services, Inc. and its consolidated subsidiaries.

        You are invited to attend our Annual Meeting on Wednesday, February 29, 2012, beginning at 3:00 p.m., Eastern Time. The Annual Meeting will be held at the offices of Gibson, Dunn & Crutcher LLP, located at 1050 Connecticut Avenue, NW, Washington, DC 20036.

        This Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our 2011 Annual Report are first being mailed on or about January 27, 2012.

Do I need a ticket to attend the Annual Meeting?

        You will need an admission ticket or proof of ownership to enter the Annual Meeting. If you plan to attend the Annual Meeting, please vote your proxy prior to the Annual Meeting but keep the admission ticket and bring it with you to the Annual Meeting.

        If your shares are held beneficially in the name of a broker, bank or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of Liquidity Services common stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you may obtain one in advance by mailing a written request, along with proof of your ownership of Liquidity Services stock, to:

Liquidity Services, Inc.
Attn: Julie Davis
1920 L Street, NW, 6th Floor
Washington, DC 20036

        All stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of Liquidity Services common stock at the close of business on January 3, 2012 (the "Record Date") are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were 30,557,251 shares of common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with Liquidity Services' transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares. The Notice of Annual Meeting of Stockholders, proxy statement, proxy card and voting instructions and our fiscal 2011 Annual Report have been sent directly to you by Liquidity Services.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. Access to the Notice of Annual Meeting of Stockholders, proxy statement, voting instruction card and voting instructions and our fiscal 2011 Annual Report is being provided to you by your bank, broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).

How do I vote?

        You may vote using any of the following methods:

By Mail

        Complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy in accordance with the recommendations of the Board of Directors set forth under "What are the voting requirements for the matters to be voted on at the Annual Meeting?" below.

        If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary.

By Telephone or on the Internet

        The telephone and Internet voting procedures established by Liquidity Services for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.

        You may vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the United States, see your proxy card for additional instructions.

        The website for Internet voting is www.envisionreports.com/LQDT. Please have your proxy card available when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

        Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on February 28, 2012.

        The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee, and we recommend that you follow the voting instructions in the materials you receive from them.

        If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

In Person at the Annual Meeting

        All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

What can I do if I change my mind after I vote my shares?

        If you are a stockholder of record, you can revoke your proxy before it is exercised by:

  •
  sending written notice to the Corporate Secretary of the Company;

  •
  delivering a valid, later-dated proxy or a later-dated vote by telephone or on the Internet prior to the Annual Meeting; or

  •
  voting in person at the Annual Meeting.

        If you are a beneficial owner of shares, you can revoke your proxy before it is exercised by submitting new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

        All shares represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors set forth under "What are the voting requirements for the matters to be voted on at the Annual Meeting?" below.

What shares can I vote?

        You can vote all shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Each outstanding share of Liquidity Services stock entitles its holder to cast one vote for each director nominee and one vote on each other matter to be voted upon.

What is "householding" and how does it affect me?

        We have adopted a procedure approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2011 Annual Report, unless one or more of these stockholders notifies us that they wish to receive an individual copy. This procedure reduces our printing costs and postage fees and conserves natural resources.

        Stockholders who participate in householding will continue to receive separate proxy cards.

        If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2011 Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 43078, Providence, RI 02940-3078; from within the United States by telephone: (800) 662-7232; from outside the United States by telephone: (781) 575-2879).

        If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement and fiscal 2011 Annual Report, please contact Computershare Trust Company, N.A., as indicated above and, upon written or oral request, a separate copy of these documents will be delivered to you promptly. Additionally, if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Trust Company, N.A., as indicated above.

        If you are a beneficial owner of shares, you may request information about householding from your broker, bank or other nominee.

Is there a list of stockholders entitled to vote at the Annual Meeting?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:30 a.m. and 4:30 p.m., at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, by contacting the Corporate Secretary of the Company.

How can I vote on each of the matters?

        In the election of directors, you may vote "for" all of the nominees, or your vote may be "withheld" with respect to one or all of the nominees. For the ratification of Ernst & Young LLP as our independent registered public accounting firm and approval of the advisory resolution on executive compensation, you may vote "for" or "against," or you may indicate that you wish to "abstain" from voting on the matter.

What is the quorum requirement for the Annual Meeting?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Brokers, banks and other nominees are not permitted to vote without instructions from the beneficial owner in the election of directors or on the advisory resolution on executive compensation. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted on these matters unless you affirmatively vote your shares in one of the ways described above. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker, bank or other nominee does not receive voting instructions from you.

What are the voting requirements for the matters to be voted on at the Annual Meeting?

        A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most "for" votes will be elected. Thus, shares as to which a stockholder withholds voting authority and broker non-votes will not be counted towards any director nominee's achievement of a plurality and will have no effect on the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

        A majority of the votes cast by stockholders present, in person or by proxy, at the meeting and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm and to approve the advisory resolution on executive compensation. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of these items.

        If you are a registered holder and sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("for" all director nominees named in the proxy statement, "for" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012, and "for" the approval of the advisory resolution on executive compensation).

Could other matters be decided at the Annual Meeting?

        As of the date of this proxy statement, we did not know of any matters to be acted on at the Annual Meeting other than those referred to in this proxy statement.

        If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?

        The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investors section of our website at www.liquidityservicesinc.com. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will include electronic links to out proxy statement. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

        Stockholders of Record:    You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/investor and following the enrollment instructions.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission or facsimile transmission.

Who will count the vote?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

 GOVERNANCE OF THE COMPANY

Our Principles of Corporate Governance

        The Board of Directors has adopted a set of corporate governance principles as a framework for the governance of the Company. The Corporate Governance and Nominating Committee reviews the principles annually and recommends changes to the Board of Directors as appropriate. Our Corporate Governance Principles, as well as the charters of the Audit, Corporate Governance and Nominating and Compensation Committees, are available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance." Stockholders may request a free copy of any of these documents by sending a written request to our Corporate Secretary at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036.

        Among other matters, the Corporate Governance Principles contain the following items concerning the Board of Directors:

  •
  The Board of Directors, which is elected by the Company's stockholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company's business, and monitors the performance of senior management.

  •
  A majority of the Board is made up of independent directors. An "independent" director is a director who meets, as determined by the Board, the then-current independence requirements of the SEC and the NASDAQ Stock Market, Inc., as applicable, for directors.

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  The Board has three standing committees: Audit, Corporate Governance and Nominating and Compensation. Each of the Audit, Corporate Governance and Nominating and Compensation Committees consists solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

  •
  The Corporate Governance and Nominating Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Corporate Governance and Nominating Committee and are appointed by the full Board.

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  At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

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  The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Corporate Governance and Nominating and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

  •
  The Company has an orientation process for new Board members that is designed to familiarize them with the Company's business, operations, finances and governance practices. In addition, the Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

  •
  The Board conducts an annual self-evaluation to assess its performance and the performance of the Audit, Corporate Governance and Nominating and Compensation Committees. The ability of individual directors to contribute to the Board is considered in connection with the renomination process. The Corporate Governance and Nominating Committee is responsible for developing, administering and overseeing processes for conducting these evaluations.

Governance Information

Board Leadership

        Currently, Mr. Angrick serves as Chairman of the Board and Chief Executive Officer. The Board presently believes that it is in the best interests of the Company for a single leader to serve as Chairman of the Board and Chief Executive Officer. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing our business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings during which the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for developing our business strategy, directing the work of other officers and leading implementation of our strategic plans as approved by the Board. As a result of this structure, a single leader is directly accountable to the Board and, through the Board, to our stockholders. This structure also enables the CEO to act as the key link between the Board and other members of management. In addition, the Board believes that it is in our best interests at this time to have Mr. Angrick serve as both our Chairman and CEO because of Mr. Angrick's familiarity with our business and history of outstanding leadership. Mr. Angrick co-founded the Company and has served as Chairman and CEO since 2000.

        The Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance. In this regard, the independent directors meet in executive session without management present at least four times per year, and the Board has established the position of Lead Director. The Lead Director is an independent director elected by the independent directors whose responsibility is to chair these executive sessions. The Lead Director also leads and sets the agenda for these executive sessions, provides input to the Chairman and CEO on the agenda for full Board meetings and provides collective feedback from the members of the Board to the Chairman and CEO. Mr. Kramer currently serves as the Lead Director. In addition, each of the Audit, Corporate Governance and Nominating and Compensation Committees is composed of and led by independent directors.

        The Board believes that a single leader serving as Chairman and CEO, together with an experienced Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews the structure of the Board and the Board's leadership as part of the succession planning process, and the Board may in its discretion separate the roles in the future if it deems it advisable and in the Company's best interests to do so.

Board Oversight of Risk

        The Board of Directors has overall responsibility for risk oversight and focuses on the most significant risks facing the Company. In this regard, the Board seeks to understand the material risks we face and to allocate among the full Board and its committees responsibilities for oversight of how management addresses those risks, including the risk management systems and processes management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board considers risks faced by the Company periodically throughout the year and at such other times as the Board considers appropriate with respect to specific proposed actions. The Chairman and CEO is responsible for keeping the Board apprised of material risks facing the Company.

        The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following committees play important roles in carrying out the Board's risk oversight function:

  •
  The Corporate Governance and Nominating Committee:  The Corporate Governance and Nominating Committee is responsible for overseeing risk management throughout the year. In this regard, the Chairman and CEO updates the Corporate Governance and Nominating

    Committee on material risks facing the Company and how management is addressing such risks and the Corporate Governance and Nominating Committee discusses these risks at each of its regularly scheduled quarterly meetings and more frequently as necessary.

  •
  The Audit Committee:  The Audit Committee oversees our processes for assessing financial-related risks and the effectiveness of our system of internal controls. In performing this function, the Audit Committee reviews and discusses with our independent registered public accounting firm and management the Company's significant risk exposures and the steps management has taken to monitor and control such exposures.

  •
  The Compensation Committee:  The Compensation Committee oversees risks related to the Company's compensation structure and assesses whether the Company's compensation structure establishes appropriate incentives for management and employees.

        The Board believes that our leadership structure, discussed under "Board Leadership" above, supports the risk oversight function of the Board. We have a combined Chairman and CEO who keeps the Board informed about the risks we face. In addition, independent directors chair and serve on the various committees involved with risk oversight. We also encourage open communication between senior management and directors.

        Risk Considerations in Our Compensation Program.    The Company's management has conducted an assessment of the risk associated with the Company's current compensation programs covering its employees, including executives. Management's risk assessment considered the following:

  •
  The Company's compensation programs appropriately balance fixed compensation with short-term and long-term variable compensation and cash-based compensation with equity-based compensation such that no one pay element would motivate employees to engage in excessive risk taking.

  •
  The design of the Company's annual incentive program does not lend itself to excessive risk taking because we:

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  fund annual incentive awards based on a variety of pre-established performance conditions, thus diversifying the risk associated with any single indicator of performance;

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  establish performance targets that are objectively determined with verifiable results;

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  incorporate pre-established caps in any awards; and

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  retain discretion to decrease bonus payouts.

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  The Company's long-term incentive program encourages employees to focus on the long-term success of the Company by providing a mix of stock options, which only reward employees if the Company's stock price increases, and restricted stock, which generates a relatively stable source of income, reducing the motivation employees may have to take excessive risks.

Communications with Directors

        Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the Corporate Secretary, Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the Corporate Secretary at the same address.

        Our Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and a copy of correspondence that, in the opinion of the Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board's attention. Directors may at any time review a log of all correspondence received by the Corporate Secretary that is intended for the Board and request copies of any such correspondence.

        In addition, the Audit Committee has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls and auditing matters. Concerns may be reported through our Compliance Hotline at (888) 475-8376. Concerns may be submitted anonymously and confidentially.

Director Independence

        The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Corporate Governance and Nominating Committee. Under the NASDAQ Stock Market, Inc. listing standards, an independent director is a person that the Board of Directors determines to be free of any relationship with Liquidity Services that, in the opinion of the Board, would interfere with the exercise of such person's independent judgment in carrying out the responsibilities of a director, and to meet the then-current objective standards for "director independence" set forth in the listing standards. The Board has not established categorical standards or guidelines to use in making these independence determinations but considers all relevant facts and circumstances. In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each must satisfy standards established by the SEC, which provide that to qualify as "independent" for the purposes of membership on that committee, members may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from Liquidity Services other than their director compensation.

        The Board of Directors has determined that each of our directors other than Mr. Angrick, our Chairman and CEO, and Mr. Mateus-Tique, our former President and Chief Operating Officer, qualifies as "independent" in accordance with the NASDAQ Stock Market, Inc. listing standards, as follows: Mr. Clough, Mr. Ellis, Mr. Gross, Mr. Kramer and Mr. Perdue. In addition, Mr. Fowler, who retired from the Board in February 2011, also qualified as an "independent" director.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Corporate Code of Business Conduct and Ethics (the "Code") applicable to all of our directors, officers and employees in order to protect and promote organization-wide integrity and to enhance Liquidity Services' ability to achieve its mission.

        The Code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company's assets for legitimate business purposes only, provision and acceptance of gifts to or from customers, suppliers and governments in compliance with law, protecting the Company's information and dealing fairly with other companies.

        All directors, officers, and employees are obligated to report violations and suspected violations of the Code and any concerns they may have pertaining to non-compliance with the Code by following certain procedures described in the Code. All reports of suspected Code violations will be forwarded to the General Counsel, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.

        The Code is available on our website, www.liquidityservicesinc.com, at "Investors—Corporate Governance—LSI—Code of Business Conduct and Ethics." A free printed copy is available to any stockholder who requests it by writing to us at the address on page 1. We intend to disclose future amendments to certain provisions of the Code, or waivers of such provisions granted to executive officers and directors, on our website within four business days following the date of such amendment or waiver.

Board and Committee Membership

        Our bylaws provide that our Board of Directors shall consist of at least three members. The exact number of members of our Board of Directors will be determined from time to time by resolution of our Board of Directors. Our Board of Directors currently is composed of seven directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive annual meetings. The Class I directors are William P. Angrick, III and David A. Perdue, Jr., the Class II directors are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and the Class III directors are Patrick W. Gross and Franklin D. Kramer.

        The Board of Directors met ten times and acted once by unanimous written consent during fiscal 2011. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held while he was a director and of each standing committee on which he served during the period in which the director served as a member of that committee. Our Board has adopted a policy that our directors are encouraged to attend each Annual Meeting of Stockholders. Four members of our Board of Directors attended the 2011 Annual Meeting.

        The table below provides membership information for the Board of Directors and for each standing committee of the Board as of the date of this proxy statement.

Name	Position	Year Current Term Expires	Audit Committee Member		Compensation Committee Member		Corporate Governance and Nominating Committee Member
Mr. Angrick	Class I director	2013
Mr. Clough	Class II director	2014			X		X
Mr. Ellis	Class II director	2014	X	*
Mr. Gross	Class III director	2012	X		X	*	X
Mr. Kramer	Class III director	2012	X		X		X	*
Mr. Mateus-Tique	Class II director	2011
Mr. Perdue	Class I director	2013			X		X

*
Chair

The Audit Committee

        Under the terms of its Charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with Liquidity Services' management and Liquidity Services' independent registered public accounting firm, and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and the audits of Liquidity Services' financial statements, including the integrity of the financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence, the performance of Liquidity Services' independent registered public accounting firm, and the preparation of a report of the Audit Committee to be included in Liquidity Services' annual proxy statement. Specifically, the Audit Committee is responsible for:

  •
  Directly appointing, retaining, compensating, evaluating and overseeing the Company's independent registered public accounting firm, which reports directly to the Committee;

  •
  Reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent registered public accounting firm, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent registered public accounting firm;

  •
  At least annually, obtaining and reviewing a report by the independent registered public accounting firm describing: (a) the auditors' internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent registered public accounting firm, and any steps taken to deal with any such issues;

  •
  At least annually, reviewing the qualifications, independence and performance of the independent registered public accounting firm, and discussing with the independent registered public accounting firm its independence. As part of such annual review, the Committee will obtain and review a report by the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company, consistent with professional standards applicable to independent registered public accounting firms, and any other relationships that may impact the independent registered public accounting firm's independence;

  •
  Upon completion of the annual audit, reviewing with the independent registered public accounting firm its experiences, any audit problems or difficulties encountered (including restrictions on its work, cooperation received or not received, and significant disagreements with corporate management) and management's response, and findings and recommendations concerning the annual audit of the Company's financial statements;

  •
  Meeting to review and discuss with corporate management and the independent registered public accounting firm the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Annual and Quarterly Reports the Company files with the SEC;

  •
  Reviewing and discussing earnings press releases, corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies;

  •
  Reviewing and discussing with management and the independent registered public accounting firm the Company's major risk exposures and the steps management has taken to monitor and control such exposures;

  •
  Reviewing the adequacy and effectiveness of the Company's internal control procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies;

  •
  Reviewing and discussing the adequacy and effectiveness of the Company's disclosure controls and procedures;

  •
  Overseeing the Company's compliance systems with respect to legal and regulatory requirements and reviewing the Company's Code of Business Conduct and Ethics and programs to monitor compliance with such Code;

  •
  Establishing procedures for the submission of complaints regarding accounting, internal accounting controls or auditing matters. These procedures address the receipt, retention and treatment of complaints received by the Company and the confidential, anonymous submission of employee concerns about questionable auditing or accounting matters;

  •
  Investigating or referring matters brought to its attention, as appropriate, with full access to all books, records, facilities and personnel of the Company;

  •
  Reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements;

  •
  Establishing policies for the hiring of employees and former employees of the independent registered public accounting firm;

  •
  Annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate; and

  •
  Performing such other functions as assigned by law, the Company's certificate of incorporation or bylaws or the Board of Directors. The Audit Committee met four times and acted once by unanimous written consent during fiscal 2011.

        The members of the Audit Committee as of the date of this proxy statement are Messrs. Ellis (Chair), Gross and Kramer. The Board of Directors has determined that each is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc. and the SEC, and that Mr. Ellis is an "audit committee financial expert" for purposes of the rules of the SEC.

        Under the rules of the SEC, members of the Audit Committee must meet heightened independence standards. The Board of Directors has determined that each of Messrs. Ellis, Gross and Kramer meets these heightened independence standards.

        See "Audit Committee Report" below for more information on the Audit Committee.

The Corporate Governance and Nominating Committee

        Under the terms of its Charter, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending director candidates to the Board, developing and recommending amendments to the Corporate Governance Principles to the Board and undertaking a leadership role in shaping corporate governance. Specifically, the committee is responsible for:

  •
  Developing and recommending to the Board criteria for identifying and evaluating director candidates;

  •
  Identifying, reviewing the qualifications of and recruiting candidates for election to the Board;

  •
  Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

  •
  Reviewing and recommending changes to the Company's policies on stockholder recommendations of director candidates;

  •
  Recommending to the Board candidates for election or reelection to the Board at each annual stockholders' meeting;

  •
  Recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  Reviewing, evaluating and recommending to the Board a set of Corporate Governance Principles and reviewing and recommending changes to these principles, as necessary;

  •
  Making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

  •
  Recommending to the Board candidates for appointment to Board committees;

  •
  Reviewing and recommending to the Board retirement and other tenure policies for directors;

  •
  Reviewing and recommending changes to the Company's policies on receiving stockholder communications and proposals;

  •
  Reviewing the Company's succession plans relating to the Chief Executive Officer and other senior officers;

  •
  Overseeing the annual evaluation of the Board, its committees and directors; and

  •
  Annually evaluating the performance of the Committee and the adequacy of the Committee's Charter and recommending changes to the Board as appropriate.

        The Corporate Governance and Nomination Committee is also responsible for overseeing risk management at the Company throughout the year.

        The Corporate Governance and Nominating Committee met four times and acted once by unanimous written consent during fiscal 2011.

        The members of the Corporate Governance and Nominating Committee as of the date of this proxy statement are Messrs. Kramer (Chair), Gross, Clough, and Perdue. The Board of Directors has determined that each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc.

        The Corporate Governance and Nominating Committee is responsible for recommending candidates for election to the Board and believes that candidates for director should have certain minimum qualifications, including the highest level of integrity, sound judgment, the ability to make independent analytical inquiries, the willingness to devote adequate time and resources to diligently perform Board duties and appropriate and relevant business experience and acumen. The Committee considers the number of other boards of public companies on which the candidate serves. The Committee believes that the Board should also include members who have specific industry experience and familiarity with general issues affecting our business, as discussed in more detail under "Item 1—Election of Directors" below.

        The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described below. The Committee's review of the skills and experience it seeks in the Board as a whole, and in individual directors, in connection with its review of the Board's composition, enables it to assess the effectiveness of its goal of achieving a Board whose members have a diversity of experiences. The Committee considers these criteria when evaluating director nominees in accordance with the procedures set forth below.

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. The Committee did not use a professional search firm in fiscal 2011.

        The Company's Corporate Governance Principles contain a policy addressing the consideration of candidates for director suggested by our stockholders. Pursuant to this policy, the Committee will consider candidates for director suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this proxy statement under the heading "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Director candidates recommended by stockholders in accordance with these procedures and who meet the criteria outlined above, in the Committee's Charter and in our Corporate Governance Principles will be evaluated by the Corporate Governance and Nominating Committee in the same manner as other director candidates.

The Compensation Committee

        Under the terms of its Charter, the Compensation Committee is responsible for assisting the Board of Directors in discharging its responsibilities relating to compensation of Liquidity Services' executive officers and producing the annual report on executive compensation to be included in Liquidity Services' annual proxy statement. Specifically, the Compensation Committee is responsible for:

  •
  Overseeing the Company's overall compensation structure, policies and programs, and assessing whether the Company's compensation structure establishes appropriate incentives for management and employees;

  •
  Administering and making recommendations to the Board with respect to the Company's incentive compensation and equity-based compensation plans;

  •
  Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the CEO's performance in light of those goals and objectives and approving the CEO's compensation;

  •
  Overseeing the evaluation of other executive officers and setting their compensation based upon the recommendations of the CEO;

  •
  Approving stock option and other stock incentive awards for all employees;

  •
  Reviewing and recommending employment and severance arrangements for executive officers, including change-in-control provisions, plans or agreements;

  •
  Reviewing the compensation of outside directors for service on the Board and its committees and recommending changes in compensation to the Board;

  •
  Annually evaluating the performance of the Committee and the adequacy of the Committee's Charter and recommending changes to the Board as appropriate; and

  •
  Performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.

        The Compensation Committee met nine times and acted once by unanimous written consent in fiscal 2011.

        The members of the Compensation Committee as of the date of this proxy statement are Messrs. Gross (Chair), Clough, Kramer and Perdue. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company's director independence standards and the rules of the NASDAQ Stock Market, Inc.

        For additional information about the Compensation Committee's policies and procedures, please see "Compensation Discussion & Analysis" below.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

        Our non-employee directors receive a combination of equity and cash compensation for service on our Board of Directors. Directors who are employed by the Company (including Mr. Angrick) do not receive any compensation for their service as directors. The Compensation Committee, in consultation with Towers Watson, its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. In January 2011, the Compensation Committee recommended keeping the non-employee director compensation program for fiscal 2011 the same as the program in place for fiscal 2010, except to increase the additional retainer for the Audit Committee Chairman from $10,000 to $15,000, and the Board of Directors approved this recommendation.

        For fiscal 2011, each of our non-employee directors received an annual cash retainer of $30,000. Committee chairs received an additional annual retainer as follows: $15,000 for the Audit Committee and $5,000 for each of the Compensation Committee and the Corporate Governance and Nominating Committee. All amounts paid to our non-employee directors are paid quarterly in arrears, unless an election was made otherwise, except that retainers for committee chair service are paid in advance. Our non-employee directors have the opportunity to receive payment of their cash retainers in the form of stock option grants or grants of restricted stock by making an irrevocable one-time annual election. Stock options received pursuant to this election vest on the last day of the fiscal year with respect to which such stock options were granted. All restrictions applicable to the restricted shares received pursuant to this election also lapse on the last day of the fiscal year with respect to which such restricted shares were granted.

        In addition to a cash retainer, non-employee directors also receive equity-based compensation. Annual non-employee director equity awards are granted in February, coinciding with our annual meeting, and vest on the one-year anniversary of the grant date, subject to the director's continued service with the Company through that date. Stock options granted to non-employee directors expire ten years from the date of grant. Annual cash retainers and equity compensation for new non-employee directors is pro-rated based on when they join the Board during the fiscal year.

        For fiscal 2011, each non-employee director received an annual equity award with an aggregate value of $90,000 granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan. Sixty percent of the annual equity award was provided in the form of stock options with a grant date fair value of $54,000, and forty percent of the annual equity award was provided in the form of restricted stock having a grant date fair value of $36,000. On February 1, 2011, we granted each of our non-employee directors options to purchase 15,012 shares of our common stock with an exercise price per share of $14.30 and 2,517 shares of restricted stock. The determination of the number of stock options to be granted was made using the Black-Scholes model. The number of shares of restricted stock to be granted was determined by dividing the value of the award by the closing price of our common stock on the grant date.

        The non-employee director compensation described above is summarized in the following table:

Annual Compensation Element for Role	Board Compensation
General Board Service—Cash Retainer	$30,000
Committee Chair Service—Cash Retainer
Audit	$15,000
Compensation	$5,000
Corporate Governance and Nominating	$5,000
General Board Service—Equity
Stock Option Value (60%)	$54,000
Restricted Stock Value (40%)	$36,000
Vesting Schedule	Stock options and restricted stock vest on the one-year anniversary of the grant date

        In addition to the compensation described above, our non-employee directors are reimbursed for expenses they incur in attending meetings of the Board of Directors or Board committees.

 DIRECTOR COMPENSATION FOR FISCAL 2011

        The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board of Directors and committees of the Board of Directors during fiscal 2011:

Name	Retainer fees paid in cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Phillip A. Clough	$30,000	36,000	54,000	$120,000
George H. Ellis	45,000	36,000	54,000	135,000
F. David Fowler(5)	10,000	—	—	10,000
Patrick W. Gross	35,000	36,000	54,000	125,000
Franklin D. Kramer	35,000	36,000	54,000	125,000
Jaime Mateus-Tique	30,000	36,000	54,000	120,000
David A. Perdue	30,000	36,000	54,000	120,000

(1)
Retainer fees, at the election of each director, may be paid in cash or in the form of stock options or restricted stock. For fiscal 2011, Messrs. Clough and Perdue elected to receive their retainer fees in the form of restricted stock. As a result, Messrs. Clough and Perdue each were granted 2,098 shares of restricted stock with a grant date fair value of $30,000, on February 1, 2011. The restrictions on these shares will lapse on February 1, 2012.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of stock options and restricted stock awards to each of the non-employee directors, computed in accordance with U.S. generally accepted accounting principles, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011. As described above, in fiscal 2011, each nonemployee director was granted options to purchase 15,012 shares of our common stock with a grant date fair value of approximately $54,000. Each non-employee director also was granted 2,517 shares of restricted stock with a grant date fair value of approximately $36,000. We calculate the grant date fair value of a restricted stock award by multiplying the closing price of our common shares on the grant date by the number of shares subject to such award.

(3)
At September 30, 2011, each of our non-employee directors held the following shares of unvested restricted stock: Phillip A. Clough, 4,615 shares; George H. Ellis, 2,517 shares; F. David Fowler, 0 shares; Patrick W. Gross, 2,517 shares; Franklin D. Kramer, 2,517 shares; Jaime Mateus-Tique, 2,517 shares; and David A. Perdue, 4,615 shares.

(4)
At September 30, 2011, each of our non-employee directors held the following stock option awards, some of which were not fully vested: Phillip A. Clough, 78,352 options; George H. Ellis, 15,012 options; F. David Fowler, 0 options; Patrick W. Gross, 111,335 options; Franklin D. Kramer, 111,335 options; Jaime Mateus-Tique, 214,624 options; and David A. Perdue, 33,624 options.

(5)
Mr. Fowler retired from the Board of Directors in February 2011.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

        The following table sets forth information regarding ownership of our common stock as of January 3, 2012, other than as set forth below, by each of our directors and named executive officers, all of our directors and executive officers as a group and the holders of 5% or more of our common stock known to us. The information in this table is based on our records, information filed with the SEC and information provided to us. To our knowledge, except as disclosed in the table below, none of our stockholders hold more than 5% of our common stock. Except as otherwise indicated, (1) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (2) the business address of each person shown below is 1920 L Street, NW, 6th Floor, Washington, DC 20036, other than for Ashford Capital Management, Inc. and Royce & Associates, LLC.

	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)
5% Stockholders:
Ashford Capital Management, Inc.(2)	1,784,900	5.84%
P.O. Box 4172
Wilmington, DE 19807
Royce & Associates, LLC(3)	1,522,423	5.0%
745 Fifth Avenue
New York, NY 10151
Named Executive Officers and Directors:
William P. Angrick, III(4)	6,847,003	22.4%
James M. Rallo(5)	9,139	*
Thomas B. Burton(6)	62,069	*
Eric C. Dean(7)	211,283	*
G. Cayce Roy(8)	135,846	*
Philip A. Clough(9)	98,134	*
George H. Ellis(10)	20,052	*
Patrick W. Gross(11)	258,371	*
Franklin D. Kramer(12)	179,934	*
Jaime Mateus-Tique(13)	659,281	2.1%
David A. Perdue, Jr.(14)	44,407	*
All executive officers and directors as a group
(12 individuals)(15)	8,525,519	26.9%

*
Less than 1% of the outstanding shares of our common stock.

(1)
The percentages are calculated based on 30,557,251 shares of common stock outstanding as of the Record Date.

(2)
As of December 31, 2010, based on a review of a Schedule 13G/A filed on February 23, 2011, Ashford Capital Management, Inc. beneficially owned, and had sole voting and investment power with respect to, 1,784,900 shares.

(3)
As of December 31, 2010, based on a review of a Schedule 13G filed on January 14, 2011, Royce & Associates, LLC beneficially owned, and had sole voting and investment power with respect to, 1,522,423 shares.

(4)
Includes 4,936,426 shares of common stock held by the William P. Angrick, III Revocable Trust, 873,379 shares of common stock held by the William P. Angrick III 2005

  Irrevocable Trust, 114,699 shares of common stock held by the Stephanie S. Angrick Revocable Trust and 575,513 shares of common stock held by the Stephanie S. Angrick 2005 Irrevocable Trust. Mr. Angrick disclaims beneficial ownership of these securities. This amount also includes 41,641 shares of common stock issuable pursuant to options held by Mr. Angrick that are exercisable as of January 3, 2012 or within 60 days of such date.

(5)
Includes 8,539 shares of common stock issuable pursuant to options held by Mr. Rallo that are exercisable as of January 3, 2012 or within 60 days of such date.

(6)
Includes 53,445 shares of common stock issuable pursuant to options held by Mr. Burton that are exercisable as of January 3, 2012 or within 60 days of such date.

(7)
Includes 211,283 shares of common stock issuable pursuant to options held by Mr. Dean that are exercisable as of January 3, 2012 or within 60 days of such date.

(8)
Includes 135,846 shares of common stock issuable pursuant to options held by Mr. Roy that are exercisable as of January 3, 2012 or within 60 days of such date.

(9)
Includes 82,967 shares of common stock issuable pursuant to options held by Mr. Clough that are exercisable as of January 3, 2012 or within 60 days of such date.

(10)
Includes 17,529 shares of common stock issuable pursuant to options held by Mr. Ellis that are exercisable as of January 3, 2012 or within 60 days of such date.

(11)
Includes 80,000 shares of common stock held by Sheila Gross, 26,250 shares of common stock held by the Geoffrey Gross Trust, 26,250 shares of common stock held by the Stephanie Gross Trust and 113,852 shares of common stock issuable pursuant to options held by Mr. Gross that are exercisable as of January 3, 2012 or within 60 days of such date.

(12)
Includes 113,852 shares of common stock issuable pursuant to options held by Mr. Kramer that are exercisable as of January 3, 2012 or within 60 days of such date.

(13)
Includes 1 share of common stock held by the Jaime Mateus-Tique 2005 Irrevocable Trust, 185,262 shares of common stock held by the Em El 2007 Irrevocable Trust, 22,700 shares of common stock held by the Mateus-Tique Foundation and 217,141 shares of common stock issuable pursuant to options held by Mr. Mateus-Tique that are exercisable as of January 3, 2012 or within 60 days of such date.

(14)
Includes 38,239 shares of common stock issuable pursuant to options held by Mr. Perdue that are exercisable as of January 3, 2012 or within 60 days of such date.

(15)
Includes 1,038,167 shares of common stock issuable pursuant to options held by all executive officers and directors as a group that are exercisable as of January 3, 2012 or within 60 days of such date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in Liquidity Services' common stock with the SEC. Based solely on these records, we believe that in fiscal 2011 all persons satisfied these filing requirements on a timely basis, except that, unless otherwise noted, each of the following individuals filed a single Form 4 late. The name of the individual and the number of transactions that were not timely filed are as follows: William P. Angrick, III (3), James M. Rallo (3), Thomas B. Burton (5 transactions on 2 filings),

Eric C. Dean (3), G. Cayce Roy (3), James E. Williams (3), F. David Fowler (4) and Jaime Mateus-Tique (1).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company did not participate in or review any potential related party transactions during fiscal 2011 and there currently are no proposed related party transactions. To be considered a related party transaction under current SEC rules, a transaction must include the Company as a participant, and one of our officers, directors or greater than 5% stockholders or a family member of such person must have a direct or indirect material interest in the transaction. To date, we have not participated in any related party transactions requiring disclosure as such under the SEC disclosure requirements. Should we consider participating in a related party transaction in the future, such transaction would be reviewed and subject to approval by the Audit Committee, in accordance with our written Audit Committee Charter. We have not adopted specific standards that would govern such review.

        As a general matter, our written Code of Business Conduct and Ethics prohibits conflicts of interest. We consider a conflict of interest to exist when a person's private interest interferes in any way with the interests of our Company, including: (i) a conflict that makes it difficult for an employee, officer or director to perform his or her work objectively and effectively; (ii) when an employee, officer or director, or any member of his or her family, receives improper personal benefits as a result of his or her position in or with our Company; or (iii) when an employee, officer or director is engaged in a business or business activity that is in competition with or injurious to us. The Code of Business Conduct and Ethics requires that the General Counsel be consulted with any questions about conflicts of interest in addition to requiring that our directors and officers consult with the General Counsel before engaging in any potential conflict of interest transactions.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1—Election of Directors

        Our Board of Directors currently is composed of seven directors, divided into three classes: Class I, Class II and Class III. Our Class III directors, elected at the Annual Meeting of Stockholders in 2009, are Patrick W. Gross and Franklin D. Kramer, and their term ends at this Annual Meeting of Stockholders upon the election and qualification of their successors. Our Class I directors, elected at the Annual Meeting of Stockholders in 2010, are William P. Angrick, III and David A. Perdue, Jr., and their term ends at the Annual Meeting of Stockholders in 2013. Our Class II directors, elected at the Annual Meeting of Stockholders in 2011, are Phillip A. Clough, George H. Ellis and Jaime Mateus-Tique, and their term ends at the Annual Meeting of Stockholders in 2014

        With respect to the Class III directors to be elected at the Annual Meeting, each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2015 or until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

        If you are a stockholder of record, the proxy holders named on the proxy card intend to vote your proxy for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. Brokers, banks and other nominees are not permitted to vote in the election of directors without instructions from the beneficial owner. Therefore, if your shares are held through a broker, bank or other nominee, they will not be voted in the election of directors unless you affirmatively vote your shares.

        Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to be able to serve if elected. If any nominee is unable to serve, proxies will be voted in favor of the other nominees and may be voted for substitute nominees selected by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

        In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Corporate Governance and Nominating Committee consider a variety of factors as discussed above under "The Corporate Governance and Nominating Committee." Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

  •
  Industry experience and Company knowledge.  We believe that it is important for our directors to have knowledge of the Company and the online auction marketplace industry, which is relevant to understanding the Company's business, operations and strategy.

  •
  Senior leadership experience.  We believe that it is important for our directors to have served in senior leadership roles at other organizations, which demonstrates strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

  •
  High-growth company experience.  As a high-growth company, it is important for our directors to have experience with other companies that have undergone periods of significant growth because they can provide insight on the challenges faced by companies in these situations, including how to balance strategic acquisitions with organic growth, manage expectations about the scope, speed and success of our growth strategy and leverage operational infrastructure to support expansion.

  •
  Public company board experience.  Directors who have served on other public company boards can offer advice and perspective with respect to Board dynamics and operations; the relationship between the Board and Company management; and other matters, including corporate governance, executive compensation and oversight of strategic, operational and compliance-related matters.

  •
  Media and technology experience.  As a provider of online marketplaces, it is important for our directors to have media and technology experience, especially as this experience relates to the Internet.

  •
  Financial and accounting experience.  We believe that it is important for our directors to have knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company's capital structure and overseeing the preparation of its financial statements.

  •
  Legal experience.  Directors who have legal experience can assist the Board in fulfilling its responsibilities related to the oversight of the Company's legal and regulatory compliance efforts, and engagement with regulatory authorities.

  •
  Government experience.  Directors who have served in positions with government contractors, in government positions or have other experience working with federal, state, local or foreign governments can provide experience and insight into bidding for and obtaining government contracts and working constructively with governments around the world.

        The specific qualifications and experience of the individual directors and nominees and certain other information are set forth on the following pages. For more information on the director nomination process, refer to "The Corporate Governance and Nominating Committee" above.

        Your Board of Directors unanimously recommends a vote FOR the election of Patrick W. Gross and Franklin D. Kramer as directors.

BOARD OF DIRECTORS

Name and Age as of January 27, 2012	Biographical Information and Director Qualifications and Experience
William P. Angrick, III Age 44	Mr. Angrick is a co-founder of Liquidity Services who has served as the Chairman of the Board of Directors and Chief Executive Officer of LSI since January 2000. Mr. Angrick also serves as the Chief Executive Officer of Liquidity Services' wholly-owned subsidiary, DOD Surplus, LLC. Prior to co-founding Liquidity Services, Mr. Angrick was at Deutsche Bank Alex Brown from 1995 to 1999, where he served as Vice President of the Consumer and Business Services Investment Banking Group after serving as an Associate. Mr. Angrick holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.B.A. with honors from the University of Notre Dame. Mr. Angrick earned his CPA certificate in 1990.

As a co-founder and Chairman and CEO of the Company, Mr. Angrick has extensive industry experience and knowledge of the Company. Mr. Angrick also brings to the Board senior leadership experience and financial and accounting experience.

Jaime Mateus-Tique Age 45

Mr. Mateus-Tique is a co-founder of Liquidity Services who has served as a director of LSI since April 2000. Mr. Mateus-Tique served as LSI's President and Chief Operating Officer from April 2000 until his retirement in September 2009. Prior to co-founding Liquidity Services, Mr. Mateus-Tique served as a senior engagement manager at McKinsey & Co., a management consulting firm, from September 1995 to March 2000. Mr. Mateus-Tique holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master's degree from Ecole des Hautes Etudes Commerciales in Paris.

As a co-founder and former President and COO of the Company, Mr. Mateus-Tique has extensive industry experience and knowledge of the Company. Mr. Mateus-Tique also brings to the Board senior leadership experience and media and technology experience.

Phillip A. Clough Age 50

Mr. Clough has served as a director of Liquidity Services since September 2004. Since January 2007, Mr. Clough has been a Managing General Partner of ABS Capital Partners ("ABS"), a private equity firm focused on investments in growth companies in the technology, business services, media and communications and health care industries. From September 2001 to January 2007, Mr. Clough was a General Partner of ABS. Prior to joining ABS, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a global provider of outsourced customer support services, from May 1998 to March 2001. In addition to serving as a director of Liquidity Services, Mr. Clough currently serves on the boards of directors of Rosetta Stone Inc., a provider of technology-based language learning solutions, and various private companies. Mr. Clough previously served on the board of directors of American Public Education, Inc., a provider of exclusively online post-secondary education, until 2010.

Name and Age as of January 27, 2012	Biographical Information and Director Qualifications and Experience

As a Managing General Partner of a private equity firm, Mr. Clough has senior leadership experience and financial experience. Mr. Clough also brings to the Board high-growth company experience, media and technology experience and public company board experience.

George H. Ellis Age 62

Mr. Ellis has served as a director of Liquidity Services since May 2010. Mr. Ellis has been the Chief Financial Officer of Studer Group, a private equity-backed healthcare consulting firm, since September 2011. From July 2006 to August 2011, Mr. Ellis served as the Chief Financial Officer of Global 360, Inc., a software development company. Mr. Ellis has also served in several capacities at Softbrands, Inc., a software developer and provider of related professional services that has been acquired by Golden Gate Capital, as a member of its board of directors from October 2001 to August 2009, serving as Chairman from October 2001 to June 2006, and Chief Executive Officer from October 2001 to January 2006. Mr. Ellis is also a director of Blackbaud, Inc., a supplier of software for non-profit companies, where he is Chairman of the audit committee. Mr. Ellis served on the board of directors of NEON Systems, Inc., from January 2000 to December 2005 and PeopleSupport, Inc., from October 2004 to October 2008. He also served as a director of AremisSoft Corp. from April 1999 until February 2001 and as Chairman and Chief Executive Officer of AremisSoft from October 2001 to July 2002. AremisSoft confirmed its plan of reorganization under Chapter 11 of the U.S. Federal Bankruptcy Code in August 2002. Previously, Mr. Ellis served as Chief Financial Officer of Sterling Software, Inc., Chief Financial Officer and founder of Sterling Commerce, Inc., a spin-off of Sterling Software, and Executive Vice President and Chief Operating Officer of the Communities Foundation of Texas. Mr. Ellis also is a Certified Public Accountant and is admitted to the State Bar of Texas.

As a CFO and former Chairman and CEO of several companies and an audit committee member, Mr. Ellis has senior leadership experience and financial and accounting experience. Mr. Ellis also brings to the Board high-growth company experience, media and technology experience and public company board experience.

Name and Age as of January 27, 2012	Biographical Information and Director Qualifications and Experience
Patrick W. Gross Age 67

Mr. Gross has served as a director of LSI since February 2001. Mr. Gross has served as Chairman of The Lovell Group, a private business and technology advisory and investment firm, since October 2002. Mr. Gross is a founder of, and served as a principal executive officer from 1970 to September 2002 at, American Management Systems, Inc., a publicly traded information technology consulting, software development and systems integration firm. Mr. Gross is also a director of Capital One Financial Corporation, a publicly traded financial services company, Career Education Corporation, a publicly traded provider of post-secondary educational services, Rosetta Stone Inc., a provider of technology-based language learning solutions, Taleo Corporation, a publicly traded provider of talent management solutions, and Waste Management, Inc., a publicly traded provider of integrated waste services. Mr. Gross also currently serves on the boards of directors of various private companies.

As the Chairman of a business and technology advisory and investment firm, Mr. Gross has senior leadership experience and media and technology experience. Mr. Gross also brings to the Board industry experience, high-growth company experience and public company board experience.

Franklin D. Kramer, Age 66

Mr. Kramer has served as a director of LSI since September 2001. Since February 2004, Mr. Kramer has been an independent consultant, with expertise in the areas of national security, international affairs and cyber security. From March 2001 to May 2005, Mr. Kramer was a lawyer with Shea & Gardner, now Goodwin Procter LLP. Mr. Kramer served as a director of Changing World Technologies, Inc., a privately held energy and environmental service company from February 2002 to April 2006; during this time he also served Changing World Technologies as Executive Vice President and then as a consultant. From March 1996 through February 2001, Mr. Kramer served as Assistant U.S. Secretary of Defense for International Security Affairs. Mr. Kramer is the principal editor of the book Cyberpower and National Security, and other publications. Mr. Kramer currently serves on the boards of directors and boards of advisors of various organizations and private companies. Since March 2007, Mr. Kramer has been an Operating Advisor for Pegasus Capital.

As a former Assistant U.S. Secretary of Defense, Mr. Kramer has government experience. Mr. Kramer also brings to the Board senior leadership experience and legal experience.

Name and Age as of January 27, 2012	Biographical Information and Director Qualifications and Experience
David A. Perdue, Jr. Age 62

Mr. Perdue has served as a director of LSI since December 2009. Mr. Perdue served as Chairman and Chief Executive Officer of Dollar General Corporation, a retail organization, from June 2003 until his retirement in July 2007, and as Chief Executive Officer of Dollar General Corporation from April 2003 until June 2003. From July 2002 to March 2003, Mr. Perdue served as Chairman and Chief Executive Officer of Pillowtex Corporation, a textile manufacturing company. Pillowtex filed for bankruptcy in July 2003 after emerging from a previous bankruptcy in May 2002. Prior to 2003, Mr. Perdue held senior management positions with Reebok International Ltd., Haggar Corporation and Sara Lee Corporation. Mr. Perdue has served on the board of directors of Alliant Energy Corporation, a public utility holding company, since 2001, and the board of directors of Jo-Ann Stores, Inc., a specialty retailer of fabrics and crafts, from 2008 to 2011.

As a former Chairman and CEO of several retail and manufacturing companies, Mr. Perdue has senior leadership experience and experience in sales and marketing. Mr. Perdue also brings to the Board public company board experience.

EXECUTIVE OFFICERS AND MANAGEMENT

        Below you can find information, including biographical information, about our executive officers (other than Mr. Angrick, whose biographical information appears above):

Name	Age	Position
Thomas B. Burton	53	President and Chief Operating Officer, DOD Surplus, LLC
Eric C. Dean	59	Chief Information Officer
James M. Rallo	46	Chief Financial Officer and Treasurer
G. Cayce Roy	47	Executive Vice President, President of the Asset Recovery division
James E. Williams	44	Vice President, General Counsel and Corporate Secretary

        Thomas B. Burton has served as President and Chief Operating Officer of DOD Surplus, LLC, our wholly-owned subsidiary, since June 2001. Mr. Burton served as LSI's Director of Government Surplus from September 2000 through May 2001. Prior to joining our company in September 2000, Mr. Burton served as the Western Region Director of EG&G Technical Services, a government contractor, from August 1990 to September 2000. Mr. Burton holds a B.S. from Cameron University.

        Eric C. Dean has served as our Chief Information Officer since October 2007. From 2005 to 2007, Mr. Dean served as Senior Vice President and CIO for Schaller Anderson, a subsidiary of Aetna Inc. and a provider of administrative and consulting services to managed health plans. From 2002 to 2005, Mr. Dean served as an independent consultant, providing advice and support to executives and management with responsibility for large information technology projects. Mr. Dean also previously served as CIO for Andersen Worldwide and as CIO of UAL Corporation, the parent of United Airlines. Mr. Dean holds a B.S. degree from Indiana University.

        James M. Rallo has served as Chief Financial Officer and Treasurer of LSI since February 2005. Prior to joining our company, Mr. Rallo served as Chief Financial Officer and Treasurer of Sleep Services of America, Inc. from July 1999 to February 2005. Mr. Rallo served as Vice President of Deutsche Banc Alex Brown's Healthcare Investment Banking Group from June 1995 to July 1999. Mr. Rallo holds an M.B.A. from the Smith School of Business at the University of Maryland and a B.S. from Washington and Lee University. Mr. Rallo is a Certified Public Accountant.

        G. Cayce Roy has served as our Executive Vice President and President of the Asset Recovery division since August 2008. From 2000 to 2007, Mr. Roy held a number of management positions at Amazon.com, Inc., an online retailer. Most recently, from June 2004 to January 2007, Mr. Roy served as Vice President and General Manager of Amazon Services, LLC. Prior to that, from August 2001 to June 2004, Mr. Roy led Amazon's North American fulfillment operations. Prior to his employment at Amazon, Mr. Roy served with TNT Post Group in Europe. Mr. Roy holds a B.S. from Lehigh University.

        James E. Williams has served as our Vice President, General Counsel and Corporate Secretary since November 2005. Prior to joining the Company, Mr. Williams was an independent consultant from March 2004 to November 2005. Mr. Williams served as Vice President, General Counsel and Secretary from October 2003 until February 2004 and as Senior Corporate Counsel from July 2002 to September 2003 for Acterna, a provider of telecommunications and test and measurement solutions that was acquired by JDS Uniphase Corporation in late 2005. From June 2000 to June 2002 he served as Assistant General Counsel for PathNet Telecommunications, formerly a wholesale telecommunications provider. Mr. Williams was a corporate associate at the law firms of Kirkland & Ellis LLP and Wilson Sonsini Goodrich & Rosati. He received his B.A. from Brown University and his J.D. from the University of Chicago Law School.

ITEM 2—Ratification of Independent Registered Public Accounting Firm

        The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2012.

        We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of the independent registered public accounting firm. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

        Your Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012.

 AUDITORS

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal years ended September 30, 2011, and September 30, 2010, and for fees billed for other services rendered by Ernst & Young LLP during those periods.

	Fiscal 2011	Fiscal 2010
Audit fees(1)	$749,000	$976,000
Audit-related fees(2)	$106,500	$87,200
Tax fees(3)	$213,500	$276,880
All other fees	0	$0
Total fees	$1,069,000	$1,340,080

(1)
Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements and the review of our unaudited quarterly financial statements. This amount includes $14,000 and $65,000 in costs during fiscal 2011 and fiscal 2010, respectively, related to the statutory audits of our foreign subsidiaries and other related services.

(2)
Audit-related fees consisted principally of fees incurred in connection with our employee benefit plans.

(3)
Tax fees consisted principally of tax return preparation, planning and compliance work.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Pursuant to its Charter, Audit Committee policy and applicable law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. The pre-approval policy applies to audit services, audit-related services, tax services and other services. The Audit Committee has delegated authority to the Chair of the Audit Committee in some cases to pre-approve the provision of services by our independent registered public accounting firm, which pre-approvals the Chair then communicates to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. We obtain these services from other service providers as needed.

Audit Committee Report

        Liquidity Services' management is responsible for Liquidity Services' financial statements, internal controls and financial reporting process. Liquidity Services' independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee was established for the purpose of representing and assisting the Board of Directors in overseeing Liquidity Services' accounting and financial reporting processes and audits of Liquidity Services' annual financial statements, including the integrity of Liquidity Services' financial statements, Liquidity Services' compliance with legal and regulatory authority requirements, the independent registered public accounting firm's qualifications and independence and the performance of Liquidity Services' independent registered public accounting firm. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence." The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2011 for filing with the Securities and Exchange Commission. The Board of Directors approved including the audited financial statements in the Company's Annual Report.

The Audit Committee: George H. Ellis, Chair Patrick W. Gross Franklin D. Kramer

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

ITEM 3—Approval of an Advisory Resolution on Executive Compensation

        We are asking stockholders to approve an advisory resolution on the Company's executive compensation as reported in this proxy statement. As described below in the "Compensation Discussion and Analysis" section of this proxy statement, the Compensation Committee's goals in setting executive compensation are to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value, and align executives' interests with those of our stockholders. To achieve these goals, our executive compensation structure emphasizes performance-based compensation, including annual incentive compensation and stock-based awards.

        We urge stockholders to read the "Compensation Discussion and Analysis," beginning on page 33 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 48 through 63, which provide detailed information on the compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures articulated in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

        In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

  RESOLVED, that the stockholders of Liquidity Services, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2012 Annual Meeting of Stockholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

        The Board of Directors has adopted a policy providing for annual "say-on-pay" advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will occur in 2013.

        Your Board of Directors unanimously recommends a vote FOR the advisory resolution on executive compensation.

 EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        This section describes our compensation strategy, programs and practices for the executive officers listed in the Summary Compensation Table that follows this discussion. In this proxy statement, we refer to these individuals as our named executive officers.

Executive Summary

        Our executive compensation philosophy and the elements of our executive compensation program with regard to fiscal 2011 are summarized below:

  •
  The main objectives of our executive compensation program are to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value, and align executives' interests with those of our stockholders.

  •
  Our executive compensation program emphasizes performance-based compensation, including annual incentive compensation and stock-based awards, including stock options and restricted stock.

  •
  Our Compensation Committee is responsible for evaluating and setting the compensation levels of our named executive officers. In setting compensation levels for executives, the Committee solicits the input and recommendations of our Chairman and CEO. The Compensation Committee periodically engages an independent compensation consultant to conduct market reviews of our competitive market for executive talent. The Committee engaged Towers Watson to conduct a review of new market data for use in determining fiscal 2011 compensation levels.

  •
  Compensation for our named executive officers during fiscal 2011 generally was higher than target levels as a result of the Company's and our named executive officers' strong performance. The Company's fiscal 2011 performance led to above-target annual incentive compensation for most of our named executive officers because we exceeded established target goals for company financial performance under our annual incentive bonus plan. As discussed in more detail below, we did not achieve all of our target performance goals for the Asset Recovery marketplace. Our named executive officers received bonuses ranging from 82% to 188% of their respective targets.

  •
  To support the retention and incentive purposes of our executive compensation program, in fiscal 2011 each of our named executive officers received stock option, time-based restricted stock awards and performance-based restricted stock awards.

General Compensation Philosophy

        Liquidity Services' executive compensation programs are designed to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous growth in earnings and stockholder value, and align executives' interests with those of our stockholders. The goal of Liquidity Services' compensation programs is to attract, retain and motivate key executives, and to encourage a long-term commitment to Liquidity Services. To achieve these objectives, the Compensation Committee uses a variety of compensation elements, including: base salary, annual cash incentive compensation, long-term incentive compensation and certain other compensation and benefits.

        Factors Considered When Determining Compensation.    The Compensation Committee seeks to set executive compensation at competitive levels that the Compensation Committee considers appropriate for a company of our size and stage of growth. On an annual basis, the Compensation Committee determines and approves the total compensation level of each of our named executive officers based on its evaluation of external market conditions, Company performance and each named executive officer's individual performance relative to pre-established performance goals and objectives. The Compensation Committee also considers each executive's level of experience, unique skills and abilities critical to the Company, and the executive's tenure, position and responsibilities with the Company. The Compensation Committee considers recommendations from the Chairman and CEO regarding levels for base salary, annual incentive awards and long-term incentive awards for named executive officers. The Chairman and CEO annually provides to the Compensation Committee historical and prospective breakdowns of the total direct compensation components for each named executive officer. The Chairman and CEO also recommends financial and non-financial performance goals for each named executive officer under the annual cash incentive compensation plan.

        Market Data.    Periodically, the Compensation Committee has engaged a leading industry compensation consultant to assess the market competitiveness of our executive compensation program so that our program attracts and retains executive talent essential to achieve our business plans. During fiscal 2010, the Compensation Committee engaged Towers Watson to assess the market competitiveness of our executive compensation program for purposes of evaluating and setting fiscal 2011 executive compensation. The scope of Towers Watson's work included a review of the Company's executive compensation practices, assistance with development of an appropriate peer group, and presentation to the Compensation Committee of a report regarding executive compensation trends for similarly sized companies and the market competitiveness of our executive compensation program. During fiscal 2010, Towers Watson was engaged directly by the Compensation Committee and did not provide any services to the Company other than the executive and director compensation consulting services described above.

        To assist the Compensation Committee in its market review for fiscal 2011, the Committee's compensation consultant prepared an analysis of the market competitiveness of the aggregate value of total direct compensation (base salary, annual incentive bonus and long-term incentives) as well as the market competitiveness of each element of compensation for each named executive officer. The market review was based upon two different sources of compensation data provided by Towers Watson—published surveys and a selected peer group of e-commerce companies. The survey sources relied upon for the market review were national surveys and contained compensation data for both high-technology sector companies as well as similarly sized general industry companies. These survey sources were the

2010 Towers Watson CDB Executive Compensation Database; the 2010 Towers Watson Long-term Incentive Plan Report and the 2010/2011 Towers Watson Industry Report on Top Management Compensation. The survey data was used as a market reference to assess how the Company's compensation practices for top executives compare to market practices and to confirm that the overall compensation mix is reasonably aligned with the marketplace.

        The peer companies utilized in Towers Watson's review were approved by the Compensation Committee and were the same as the Company's fiscal 2010 peer group. The peer group data was based on the then most recent publicly available information. In selecting the companies for inclusion in the peer group, the Compensation Committee considered revenue, market capitalization, number of employees, geographic area, and companies with an internet presence or technology focus. The peer group included companies with revenues ranging from $76 million to $1.00 billion. The peer group companies for the fiscal 2011 review were:

• GSI Commerce Inc.	• Deltek Inc.
• 1-800-FLOWERS.COM Inc.	• TeleCommunication Systems Inc.
• Overstock.com Inc.	• CoStar Group Inc.
• The Corporate Executive Board	• Rosetta Stone Inc.
• VistaPrint Ltd.	• BIDZ.com Inc.
• NeuStar Inc.	• U.S. Auto Parts Network Inc.
• TNS Inc.	• Online Resources Corp.
• Blackboard Inc.	• GeoEye Inc.
• Blue Nile Inc.	• LoopNet Inc.

        The compensation decisions specific to each component of total direct compensation for the named executive officers are discussed below.

        Pay Mix.    Because our named executive officers are in a position to directly influence the Company's performance, a significant portion of their compensation is delivered in the form of annual cash incentive bonus and long-term incentive compensation. We rely on a mix of compensation components intended to reward short-term results (in the form of annual cash incentive bonuses) and motivate long-term performance (in the form of option and restricted stock grants that vest over several years). We do not have a specific allocation target between cash and equity-based compensation or between annual and long-term incentive compensation. Instead, we retain the flexibility when determining the compensation mix to react to our evolving business environment and our specific hiring and retention requirements. In fiscal 2011, approximately 69% or more of each of our named executive officer's target total direct compensation, including approximately 79% of the target total direct compensation for the Chairman and CEO, was performance-based and/or tied directly to the performance of our stock (in the form of target annual cash incentive bonuses and stock options and restricted stock awards), consistent with the Company's compensation philosophy to link executive compensation with stockholder returns and achievement of strategic business objectives.

Base Salary

        Purpose.    Salaries for named executive officers are designed to be competitive when compared with prevailing market rates and are based on a variety of factors, including level of responsibility, performance and the recommendations of the Chairman and CEO. Base salaries are reviewed annually or at the time of promotion or other changes in responsibilities. In determining whether to award base salary increases, the Compensation Committee considers the Company's overall business outlook, the

Company's budget, the executive's individual performance, historical compensation, market compensation levels for comparable positions, internal pay equity and other factors, including any retention concerns. Under the terms of the employment agreements in place with our named executive officers, the Compensation Committee may not adjust the salary of a named executive officer downward unless the named executive officer consents to a reduction.

        The Compensation Committee utilizes a report of market compensation levels prepared by its independent compensation consultant in order to evaluate the executives' base salaries. The Compensation Committee generally seeks to set base salaries at the 50th percentile of the peer group, adjusting for experience and other factors such as tenure, individual performance and responsibilities.

        Fiscal 2011 Decisions.    The Compensation Committee approved base salary increases for each of the named executive officers other than Mr. Angrick in fiscal 2011. These increases primarily reflected a cost of living adjustment over the prior year's base salary. Effective October 1, 2010, the Compensation Committee approved base salaries in the following amounts for our named executive officers:

Named Executive Officer	2011 Salary	2010 Salary	Percentage Increase
William P. Angrick, III	$395,000	$395,000	0%
James M. Rallo	296,625	282,500	5%
Eric C. Dean	283,250	275,000	3%
Thomas B. Burton	283,250	275,000	3%
G. Cayce Roy	272,950	265,000	3%

Annual Incentive Compensation

        Purpose.    Annual incentive compensation is an "at risk" performance-based cash bonus that is designed to motivate our named executive officers to achieve pre-established corporate financial and individual performance objectives that are consistent with the Company's strategic plan. Bonuses under the plan are payable if, and only to the extent that, these pre-established objectives are achieved. The Compensation Committee retains the discretion to increase or decrease payouts under the bonus plan in connection with its review of the Company's and the executive's performance during the year. The Compensation Committee exercised this discretion with respect to fiscal 2011 to increase the bonus payable to Mr. Burton by $48,000 as an acknowledgment of outstanding performance over fiscal 2011. Compensation paid under the plan has varied significantly from year to year. For example, over the last three years, the bonus of our Chairman and CEO has ranged from 0 to 188% of his base salary.

        The annual incentive bonus plan is also designed to attract and retain key employees by providing our named executive officers with a significant opportunity to earn additional annual cash compensation. As noted below, the target opportunities of our named executive officers range from 55% to 100% of base salary, with a maximum opportunity of between 150% and 205% of the target opportunity. The Committee strives to set the annual incentive plan target opportunity at the median of the peer group with potential for upper quartile pay based on superior performance of the Company and the individual.

        Fiscal 2011 Target Bonus Opportunities.    At the beginning of each fiscal year, the Committee establishes the performance goals and target and maximum cash bonus awards for each named executive officer. Each target and maximum cash bonus award is set as a percentage of each named executive officer's base salary. The amount of the cash bonus ultimately awarded depends on the achievement of performance goals. The "Grants of Plan-Based Awards for Fiscal 2011" table below shows the range of possible payments to each of our named executive officers under the annual incentive bonus plan in fiscal 2011.

        For fiscal 2011, the annual incentive cash award target and maximum bonus of our named executive officers were:

Named Executive Officer	Fiscal 2011 Target Bonus Percentage of Base Salary	Fiscal 2011 Annual Incentive Target	Fiscal 2011 Maximum Bonus Percentage of Base Salary
William P. Angrick, III	100%	$395,000	205%
James M. Rallo	60%	177,975	119%
Eric C. Dean	55%	155,788	94%
Thomas B. Burton	80%	226,600	120%
G. Cayce Roy	60%	163,770	100%

        The Committee established these target and maximum cash bonus award opportunities based upon (1) the relative scope and responsibility of the named executive officer's position and his respective impact on overall Company performance and (2) comparative compensation data based on the Committee's review of the competitive market conducted for fiscal 2010. For fiscal 2011, the target bonus opportunity for each of our named executive officers remained the same as for fiscal 2010, except that Mr. Dean's target bonus opportunity was increased from 50% to 55% of his base salary, to reflect his increased responsibilities and the scope of his position. The Compensation Committee determined that the target bonus opportunities of our named executive officers (other than Mr. Burton) were at or near the 75th percentile of the competitive market data reviewed for fiscal 2010. The Committee determined that it was appropriate for Mr. Burton's target bonus opportunity to be above the 75th percentile because of the significance to the Company of his role as head of DOD Surplus and to incentivize participation in company-wide growth initiatives.

        Fiscal 2011 Performance Goals.    During the beginning of the fiscal year, the Compensation Committee established performance goals for the plan based on recommendations from management. For fiscal 2011, the Committee determined that awards under the plan for our named executive officers other than Messrs. Burton and Roy would be based on the achievement of two corporate performance goals and one marketplace performance goal (measured with respect to all marketplaces other than the DOD Surplus marketplace) and achievement of certain individual management objectives. For Messrs. Burton and Roy, the Committee determined that their bonuses tied to financial performance would be based almost entirely on marketplace-specific performance goals (the DOD Surplus marketplace with respect to Mr. Burton and the Asset Recovery marketplace with respect to Mr. Roy) rather than Company-wide performance metrics because of their leadership of the respective marketplaces, with the remainder of their bonuses based on the achievement of certain individual management objectives, a portion of which were tied to company-wide growth initiatives. The performance goals carry different weights for our named executive officers based on their position and responsibilities. Based on recommendations of management, Mr. Dean's performance goals in fiscal 2011 were significantly weighted towards the achievement of individual performance objectives. As described further below, the individual performance objectives for Mr. Dean include important strategic and operational goals that the Compensation Committee determined were necessary to further the

Company's strategic plan and profitability. The relative weights assigned to corporate, marketplace and individual goals for fiscal 2011 are as follows:

Name and Principal Position	Corporate GMV	Corporate Adjusted EBITDA	Marketplace Performance*	Individual Performance
William P. Angrick, III Chairman and Chief Executive Officer	25%	25%	25%	25%
James M. Rallo Chief Financial Officer and Treasurer	30%	30%	10%	30%
Eric C. Dean Chief Information Officer	20%	20%	10%	50%
Thomas B. Burton President and Chief Operating Officer, DOD Surplus, LLC	0%	0%	75%	25%
G. Cayce Roy Executive Vice President and President, Asset Recovery Division	0%	0%	85%	15%

*
Marketplace performance for Messrs. Angrick, Rallo and Dean is measured with respect to all marketplaces other than the DOD Surplus marketplace; for Mr. Burton, marketplace performance is measured with respect to the DOD Surplus marketplace; for Mr. Roy, marketplace performance is measured with respect to the Asset Recovery marketplace business.

        Similar to fiscal 2010, the Committee's evaluation of the Company's financial performance under the plan for fiscal 2011 was based on two Company-wide goals—Gross Merchandise Volume (GMV) and Adjusted EBITDA. GMV measures the total sales volume of all merchandise sold through the Company's marketplaces during a given period. Adjusted EBITDA is based on the measurement of earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock compensation expense. The Committee selected these metrics as the corporate performance measures because they continue to be key metrics used by management to measure the Company's business performance and the basis upon which we communicate forward-looking financial information to the investment community. The target GMV goal for fiscal 2011 was $504.0 million, approximately 17% greater than fiscal 2010 results. If the Company had achieved a GMV of less than $465.0 million, then no bonus would have been earned with respect to this goal. The target Adjusted EBITDA goal established for fiscal 2011 was $45.0 million, reflecting an increase of approximately 20% over fiscal 2010 results. If the Company had achieved an Adjusted EBITDA of less than $40.0 million, then no bonus would have been earned with respect to this goal. If the threshold goal for either GMV or Adjusted EBITDA had been achieved, then a named executive officer would have earned 40% of his target bonus percentage for that goal.

        For Messrs. Angrick, Rallo and Dean, the performance goal selected to measure marketplace performance in all marketplaces other than the DOD Surplus marketplace for fiscal 2011 was based on the combined GMV of each of those marketplaces. Similar to the corporate metric, GMV for each marketplace is based on the measurement of the total sales volume of all merchandise sold through the respective marketplaces during a given period. Because we believe disclosure of the GMV results for these marketplaces would cause the Company competitive harm by publishing sensitive information that would not otherwise be disclosed, the Company is not disclosing this target. The Committee cannot specify the degree of difficulty required to meet the GMV target, but believes that achievement of the target goal would have required substantial and sustained performance by these marketplaces. The target GMV goal was consistent with the Company's annual business plan and strategic objectives, and achievement of the target goal required extensive business development efforts, a significant increase in inventory velocity and continued improvement in service levels. Achievement of the target GMV goal required year over year growth of 17%, and achievement of the threshold GMV goal, which would have resulted in 40% of the target bonus percentage for this goal being earned, required year over year growth of 8%.

        For Mr. Burton, marketplace performance for fiscal 2011 (which comprised 75% of his total annual bonus opportunity) was measured with respect to the DOD Surplus marketplace based on the marketplace's Contribution Margin, which we define as margin contributed from an individual marketplace before allocation of certain expenses, (Weight: 60% of his total annual bonus opportunity) and the marketplace's achievement of the following objectives (achievement at the level indicated for each goal would have resulted in a payout at target for that goal):

  •
  Achieve inventory accuracy during fiscal 2011 for the DOD Surplus marketplace of 98.5% (Weight: 7.5% of his total annual bonus opportunity)

  •
  Achieve average quarterly inventory velocity for fiscal 2011 for the DOD Surplus marketplace of 70 days (Weight: 7.5% of his total annual bonus opportunity)

        Similar to the corporate metric, Contribution Margin for the DOD Surplus marketplace is based on the measurement of earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock compensation expense. Because we believe disclosure of the Contribution Margin results for the DOD Surplus marketplace would cause the Company competitive harm by publishing sensitive information that would not otherwise be disclosed, the Company is not disclosing this target. The Committee cannot specify the degree of difficulty required to meet the Contribution Margin target, but believes that achievement of the target goal would have required substantial and sustained performance by the marketplace. The target Contribution Margin goal was consistent with the Company's annual business plan and strategic objectives, and achievement of the target goal required successfully executing marketing strategies, improving inventory accuracy and realizing significant operational efficiencies. Achievement of the target Contribution Margin goal required year over year growth of approximately 14%, and achievement of the threshold Contribution Margin goal, which would have resulted in 40% of the target bonus percentage for this goal being earned, required year over year growth of approximately 3% after excluding selected high value rolling stock sales from the prior year.

        For Mr. Roy, marketplace performance for fiscal 2011 (which comprised 85% of his total annual bonus opportunity) was measured with respect to the Asset Recovery marketplace's Contribution Margin as a percentage of GMV (Weight: 30% of his total annual bonus opportunity) and the marketplace's achievement of the following objectives (achievement at the level indicated for each goal would have resulted in a payout at target for that goal):

  •
  Have 36 clients with over $400,000 in GMV for fiscal 2011 that are active in the fourth quarter (Weight: 25% of his total annual bonus opportunity)

  •
  Achieve an auction defect rate in the fourth quarter of 4.5%, measured as a percentage of closed auctions (Weight: 15% of his total annual bonus opportunity)

  •
  Achieve average quarterly inventory velocity for fiscal 2011 for the Asset Recovery marketplace of 40 days (Weight: 15% of his total annual bonus opportunity)

        Similar to the corporate metric, Contribution Margin for the Asset Recovery marketplace is based on the measurement of earnings before interest, taxes, depreciation and amortization, as adjusted for non-cash stock compensation expense. Because we believe disclosure of the Contribution Margin results for the Asset Recovery marketplace would cause the Company competitive harm by publishing sensitive information that would not otherwise be disclosed, the Company is not disclosing this target. The Committee cannot specify the degree of difficulty required to meet the Contribution Margin target, but believes that achievement of the target goal would have required substantial and sustained performance by the marketplace. The target Contribution Margin goal was consistent with the Company's annual business plan and strategic objectives, and achievement of the target goal required extensive business development efforts, a significant increase in inventory velocity and continued improvement in service levels.

        The individual performance goals established for each of our named executive officers varied based on his relative job responsibilities and emphasized improvement in metrics or operational objectives within the control of each named executive officer. Each of our named executive officers had three or four individual management objectives designed to further each of the following Company strategic initiatives: expansion of the Company's client base; optimization of recovery across all buyer channels; strengthening of operations, service levels and the client/buyer experience; and pursuit of organizational efficiencies to support scalable growth. Each individual management objective is weighted differently as noted below. To the extent that an objective was determined to be critical to the Company's strategy and business plan, it may have served as an individual objective of more than one named executive officer.

        Our Chairman and Chief Executive Officer's individual performance was evaluated based on the following three individual objectives (which comprised 25% of his total annual bonus opportunity):

  •
  Enhance our competitive position and grow our buyer and client base by advancing our M&A and partnership program (Weight: 40%)

  •
  Expand our profile within the Fortune 1000 market by increasing our penetration of the capital assets marketplace (Weight: 30%)

  •
  Leverage our buyer base to improve recovery by developing a universal buyer marketplace (Weight: 30%)

        Mr. Rallo's individual performance was evaluated based on the following four individual objectives (which comprised 30% of his total annual bonus opportunity):

  •
  Enhance our competitive position and grow our buyer and client base by advancing our M&A and partnership program (Weight: 40%)

  •
  Expand our profile within the Fortune 1000 market by increasing our penetration of the capital assets marketplace (Weight: 20%)

  •
  Expand client base by expanding our operations in Canada (Weight: 20%)

  •
  Pursue organizational efficiencies and improve our organizational structure to reduce costs and support scalable growth (Weight: 20%)

        Mr. Dean's individual performance was evaluated based on the following three individual objectives (which comprised 50% of his total annual bonus opportunity):

  •
  Enhance our technology infrastructure through the development of cloud technology, and new data center and supporting technologies (Weight: 30%)

  •
  Leverage our buyer base to improve recovery by developing a universal buyer marketplace (Weight: 30%)

  •
  Pursue organizational efficiencies to support scalable growth by improving security, redundancy, reliability and scalability to meet growth plan (Weight: 40%)

        Mr. Burton's individual performance was evaluated based on the following individual objectives (which comprised 25% of his total annual bonus opportunity):

  •
  Expand our profile within the Fortune 1000 market by increasing our penetration of the capital assets marketplace

  •
  Expand client base by leveraging domain expertise

  •
  Leverage our buyer base to improve recovery by developing a universal buyer marketplace

        Mr. Roy's individual performance was evaluated based on the following individual objectives (which comprised 15% of his total annual bonus opportunity):

  •
  Enhance our competitive position and grow our buyer and client base by advancing our M&A and partnership program

  •
  Expand our profile within the Fortune 1000 market by increasing our penetration of the capital assets marketplace

  •
  Expand client base by expanding our operations in Canada

  •
  Leverage our buyer base to improve recovery by developing a universal buyer marketplace

        Fiscal 2011 Results and Payouts.    At the end of the performance year, our Chairman and CEO assessed the achievement of the Company and individual performance goals and made a recommendation to the Committee regarding the annual bonus payouts. The target cash bonus of each of our named executive officers is shown in the "Grants of Plan-Based Awards for Fiscal 2011" table, and the actual amounts earned by our named executive officers are shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table, which amounts were paid to the executives after the end of the fiscal year.

        In determining the amount of the fiscal 2011 awards, the Committee assessed the Company's and each named executive officer's performance measured against the previously described corporate, marketplace and individual management objectives. For fiscal 2011, the Company achieved GMV of $559 million, which exceeded the target performance level, and Adjusted EBITDA of $52.5 million, which equaled the maximum performance level, resulting in payouts for these components of 180% and 240% of target, respectively. The Company's marketplaces other than the DOD Surplus marketplace (but including the Asset Recovery marketplace) collectively achieved GMV that resulted in payout for that component at near the maximum level (233% of target).

        The Compensation Committee awarded Mr. Angrick an annual cash incentive bonus of 188% of his target bonus, resulting in a bonus payment of $743,588, based on our strong fiscal 2011 corporate performance and achievement of 100% of his individual objectives. Mr. Rallo was awarded 179% of his target bonus, resulting in a bonus payment of $319,109, based on our strong fiscal 2011 corporate performance and achievement of 100% of his individual objectives. Mr. Dean was awarded 157% of his target bonus, resulting in a bonus payment of $245,054, based on our strong fiscal 2011 corporate performance and achievement of 100% of his individual objectives.

        Mr. Burton was awarded 153% of his target bonus, resulting in a bonus payment of $347,639, based on the DOD Surplus marketplace's achievement of 149% of its Contribution Margin target, 112.5% of its inventory accuracy objective and 95% of its inventory velocity objective and Mr. Burton achieving 100% of his growth initiatives objective. In addition, as noted above, Mr. Burton's bonus payment also reflected a discretionary increase by the Compensation Committee in the amount of $48,000 reflecting outstanding performance in fiscal 2011.

        Mr. Roy was awarded 82% of his target bonus, resulting in a bonus payment of $133,947, due to the Asset Recovery marketplace not achieving the threshold level for its Contribution Margin target, but achieving 94% of its objective relating to the number of clients with over $400,000 in fiscal 2011 GMV, achieving 86% of its auction defects objective and 112.5% of its inventory velocity objective and Mr. Roy achieving 150% of his growth initiatives objective.

        Fiscal 2012 Bonus Plan.    At its November 2011 meeting, the Compensation Committee determined that the corporate financial measures for our fiscal 2012 annual incentive compensation plan will be GMV and Adjusted EBITDA, similar to our fiscal 2011 plan. The Compensation Committee decided to keep the marketplace performance measures for each named executive officer the same as in fiscal 2011. The Compensation Committee also kept bonus opportunities for our named executive officers consistent with fiscal 2010. The relative weight assigned to corporate, marketplace and individual goals for fiscal 2011 is as follows:

Name and Principal Position	Corporate GMV	Corporate Adjusted EBITDA	Marketplace GMV*	Individual Performance
William P. Angrick, III Chairman and Chief Executive Officer	25%	25%	25%	25%
James M. Rallo Chief Financial Officer and Treasurer	30%	25%	15%	30%
Eric C. Dean Chief Information Officer	20%	15%	15%	50%
Thomas B. Burton President and Chief Operating Officer, DOD Surplus, LLC	0%	0%	75%	25%
G. Cayce Roy Executive Vice President and President, Asset Recovery Division	0%	0%	85%	15%

*
Marketplace GMV for Mr. Burton is measured with respect to the DOD Surplus marketplace; for Mr. Roy marketplace GMV is measured with respect to the Asset Recovery marketplace; and for Messrs. Angrick, Rallo and Dean, marketplace GMV is measured with respect to all marketplaces other than the DOD Surplus marketplace, including the Asset Recovery marketplace.

Long-Term Incentive Compensation

        Purpose.    We grant equity-based compensation to our named executive officers in order to attract, retain and reward our executives and strengthen the mutuality of interests between our named executive officers and Liquidity Services' stockholders. The Compensation Committee annually determines whether to grant stock options or other equity-based incentives to executives. In making its determinations, the Compensation Committee considers factors such as market data, the executive's and the Company's performance in the last year and the results achieved by the executive, the executive's base salary and the Compensation Committee's view regarding the future potential of long-term contributions of the executive. Recommendations of the Chairman and CEO are also taken into consideration.

        The Compensation Committee historically had granted our named executive officers long-term incentive awards in the form of stock options. As in fiscal 2010, our long-term incentive compensation program in fiscal 2011 provided grants of stock options and restricted stock under our 2006 Omnibus Long-Term Incentive Plan, which has been approved by our stockholders.

        The Compensation Committee has historically granted annual equity awards with respect to each fiscal year after financial results are available for the prior fiscal year at a regularly scheduled meeting. As the Compensation Committee's meeting schedule is established prior to the start of each fiscal year, the proximity of any award grants to earnings announcements or other market events is coincidental. For annual awards, the Compensation Committee's policy is to grant options and restricted stock awards on the date it approves them. The option exercise price is determined in accordance with the terms of the plan under which the award is granted (generally, the closing price on the date of grant) and cannot be less than the fair market value of our Common Stock as of that date. In addition to annual options awards, our named executive officers may receive stock options in connection with the commencement of employment or upon promotion. In these cases, the exercise price is typically the closing price of our common stock on the date the executive begins employment or the effective date of the promotion.

        Fiscal 2011 Annual Awards.    In fiscal 2011, the Compensation Committee granted a mix of stock options and time-based restricted stock awards to each of our named executive officers as part of the annual grant for fiscal 2011. Approximately 40% of the equity award value (not taking into account the special performance-based restricted stock awards described below) was in the form of stock options, and 60% was in the form of time-based restricted stock.

        In determining the size of the annual grants to our named executive officers, the Compensation Committee considered the size of equity awards granted in fiscal 2010, the scope of job responsibilities, experience, individual performance and recommendations of management. Generally, the Committee seeks to target named executive officers' annual long-term incentive award values at a level between the 50th and 75th percentile of the Company's peer group based on a target value as a percentage of base salary (without taking into account the special performance-based restricted stock grants described below). The grant date fair values of options and restricted stock awarded to our named executive officers in fiscal 2011 were within or just below this range.

        The grant date fair value of each of our named executive officer's stock options and time-based restricted stock awards as a percentage of base salary is as shown in the table below.

Named Executive Officer	Grant Date Fair Value of Annual Award as a Percentage of Base Salary*
William P. Angrick, III	227%
James M. Rallo	151%
Eric C. Dean	96%
Thomas B. Burton	81%
G. Cayce Roy	86%

*
These values do not include the value of the special performance-based restricted stock awards described below. We calculated the grant date fair value of stock options by multiplying the Black-Scholes value per option by the number of options awarded and of restricted stock (time- and performance-based) by multiplying the closing price of our common shares on the grant date times the number of restricted shares awarded.

        Fiscal 2011 Special Performance-Based Restricted Stock Awards.    In addition to the annual equity awards, we awarded each of our named executive officers special one-time grants of performance-based restricted stock. These awards were granted as a one-time challenge grant to incentivize the named executive officers to increase cross-company growth, particularly with respect to the marketplaces other than the DOD Surplus marketplace. These awards will vest in installments at the end of each fiscal year as and when we achieve certain pre-established goals with respect to the combined GMV in all marketplaces other than the DOD Surplus marketplace. As of the end of fiscal 2011 we had not yet achieved the combined GMV for the non-DOD Surplus marketplace required to trigger vesting of a portion of these awards and as such no portion of the awards were vested as of the end of fiscal 2011. Because we believe disclosure of the GMV results for these marketplaces would cause the Company competitive harm by publishing sensitive information that would not otherwise be disclosed, the Company is not disclosing this target. The Committee cannot specify the degree of difficulty required to meet the GMV target, but believes that achievement of the target goal would have required substantial and sustained performance by these marketplaces over a period of multiple years. For 100% of these awards to vest, we would need to grow the combined GMV of these marketplaces by 392% over the existing base as of the beginning of fiscal 2011.

        The number of stock options and time-based and performance-based restricted shares granted to our named executive officers in fiscal 2011 is included in the "Grants of Plan-Based Awards for Fiscal 2011" table. The terms and conditions of the grants are more fully described in the footnotes and narrative following that table.

        Fiscal 2012 Equity Awards.    At its November 2011 meeting, the Compensation Committee granted each of our named executive officers a mix of stock options and time-based restricted stock awards for fiscal 2012. Approximately 40% of the equity award value was in the form of stock options, and 60% was in the form of restricted stock.

Other Compensation and Benefit Programs

        Our named executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan, medical insurance, dental insurance, life insurance and disability insurance programs.

        Except with respect to Mr. Burton and Mr. Roy, we do not provide our named executive officers with any additional benefits or perquisites not available to all other employees. In fiscal 2011, Mr. Burton was provided the use of a Company-owned car and Mr. Roy was provided with a housing allowance. The value of these benefits is described in the footnotes to the "Summary Compensation Table" below.

Employment Agreements

        We have entered into employment agreements with each of our named executive officers that provide for, among other things, specified payments in the event of termination of employment in certain circumstances. The terms of these agreements are described under "Employment Agreements" below. The Committee believes it is important to provide our named executive officers with some measure of financial security in the event that their employment with the Company is terminated without cause or in connection with certain unforeseen circumstances. The Committee believes that these arrangements encourage an executive to comply with post-termination restrictive non-competition covenants and to cooperate with the Company both before and after his employment is terminated. The Committee believes that these arrangements are reasonable and that it is beneficial to have agreements in place that specify the exact terms and benefits an executive receives if the Company elects to terminate a named executive officer's employment.

Stock Ownership

        There are no equity ownership requirements or guidelines that any of our employees must meet or maintain. Our current named executive officers collectively own a significant amount of Company Common Stock. As of the Record Date, as a group, our named executive officers owned 31.4% of the Company's Common Stock.

2011 "Say-on-Pay" Advisory Vote on Executive Compensation

        The Company provided stockholders a "say-on-pay" advisory vote on its executive compensation in 2011 under recently adopted Section 14A of the Securities Exchange Act of 1934, as amended. At the Company's 2011 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of our NEOs, with approximately 98% of the votes cast for approval of the "say-on-pay" advisory vote. The Committee carefully evaluated the results of the 2011 advisory vote at its April meeting. The Committee also considers many other factors in evaluating the Company's executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee's assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group data, each of which is evaluated in the context of the Committee's fiduciary duty to act as the directors determine to be in stockholders' best interests. While each of these factors bore on the Committee's decisions regarding our NEOs' compensation, the Committee did not make any changes to our executive compensation program and policies as a result of the 2011 "say-on-pay" advisory vote.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code), limits publicly-held companies to an annual deduction for federal income tax purposes of $1 million for compensation paid to a company's chief executive officer and the three other most highly compensated executive officers (not including the chief financial officer) determined at the end of each year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation. For fiscal 2011, payments of annual bonuses and the grants of stock options and performance-based restricted stock awards were intended to qualify as performance-based compensation.

Summary Compensation Table

        The following table summarizes the compensation of our named executive officers, which includes our principal executive officer, principal financial officer and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William P. Angrick, III	2011	$395,000	$986,615	$217,606	$743,588	$7,570	$2,350,379
Chairman and Chief	2010	395,000	544,005	499,708	477,358	10,688	1,926,759
Executive Officer	2009	303,188	—	289,128	0	7,854	600,170
James M. Rallo	2011	296,625	412,817	190,654	319,109	6.675	1,219,212
Chief Financial Officer and	2010	282,500	108,600	—	225,774	10,471	627,345
Treasurer	2009	267,120	—	590,576	50,000	8,722	916,418
Eric C. Dean	2011	283,250	388,158	115,305	245,054	9,572	1,041,339
Chief Information Officer	2010	275,000	45,250	—	183,350	13,028	516,628
	2009	265,000	—	506,208	92,750	11,887	875,845
Thomas B. Burton	2011	283,250	441,264	97,094	347,639	14,061	1,183,308
President and Chief	2010	275,000	36,200	—	330,000	13,304	654,504
Operating Officer, DOD	2009	267,750	—	506,208	236,657	11,283	1,021,898
Surplus, LLC
G. Cayce Roy(5)	2011	272,950	521,339	99,414	133,947	70,000	1,097,650
Executive Vice President and	2010	265,000	121,469	140,745	80,693	—	607,907
President, Asset Recovery division

(1)
Each of the named executive officers contributed a portion of his salary to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of grants of stock options and time-based and performance-based restricted stock awards to each of the named executive officers in the years shown, computed in accordance with U.S. generally accepted accounting principles, disregarding estimates of forfeitures related to service-based vesting conditions. The amounts reported for performance-based restricted stock awards were calculated assuming that all applicable performance goals would be achieved. For additional information about these calculations, see the "Grants of Plan-Based Awards for Fiscal 2011" table included in this proxy statement. For additional information about the assumptions used in these calculations, see Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011. No stock or option awards granted to our named executive officers were forfeited during fiscal 2011, 2010 or 2009.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column represent the annual cash incentive bonuses described under the section of this proxy statement entitled "Annual Incentive Compensation." These annual cash bonuses were paid in fiscal 2012 for performance in fiscal 2011.

(4)
The amounts in this column for fiscal 2011 for each named executive officer other than Mr. Roy include Company matching contributions to the Liquidity Services, Inc. 401(k) Profit Sharing and Trust Plan. For Mr. Burton, the amount for fiscal 2011 represents $4,249 in matching contributions and $9,813 in aggregate incremental cost to the Company of providing Mr. Burton with a car. For

  Mr. Roy, the amount for fiscal 2011 represents the housing allowance provided to him by the Company.

(5)
Mr. Roy became our Executive Vice President and President of the Asset Recovery division effective August 2008 and was not a named executive officer in fiscal year 2009. In accordance with SEC rules, the table above does not provide 2009 data for him.

Employment Agreements

        We have entered into employment agreements with all of our named executive officers that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement and certain compensation payable when an executive's employment is terminated under certain conditions.

        We also have confidentiality, non-competition and intellectual property agreements with the named executive officers. These agreements typically provide that the employee may not disclose or transfer any of our confidential information to any person, business entity or other organization without authorization from us, and that the employee may not, during his or her employment with us and for 24 months thereafter, hire or solicit any of our employees for employment with another person or entity or in any way interfere with the relationship we have with any of our employees, clients or other business relationships. Further, these agreements also typically provide that the employee may not, during his employment with us and for up to 24 months thereafter, compete with us. These agreements typically also provide that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property, and that the copyrights of all writings produced by the employee during the course of his or her work for us are the property of our Company.

Summary of Employment Agreement with William P. Angrick, III

        We entered into an employment agreement with Mr. Angrick effective as of January 1, 2004. The agreement provides that Mr. Angrick will be employed as our Chairman and Chief Executive Officer and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary of $210,000, which may be increased but not decreased. During fiscal 2011, Mr. Angrick received a salary of $395,000, which was approved by the Compensation Committee. Mr. Angrick is also eligible for an annual incentive bonus under a sliding scale as approved by the Compensation Committee that is equal to up to 100% of his base salary based upon the achievement of our financial budget each year. In addition, he is eligible to receive an additional bonus amount for the completion of projects that increase stockholder value, at the discretion of the Compensation Committee. If Mr. Angrick's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts. If Mr. Angrick's employment is terminated because of disability, he is entitled to his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company.

        The agreement also provides that if his employment with the Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Angrick for good reason, Mr. Angrick is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts owed under the employment agreement and (2) a lump-sum severance package equal to six months of the sum of his base salary plus an amount equal to six months of his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Angrick will be payable within 30 days of notice of termination. Mr. Angrick's employment agreement was amended effective January 9, 2007 to extend the term from December 31, 2006 to December 31, 2009. Mr. Angrick's employment agreement was extended until December 31, 2010, after which date the agreement shall be renewed automatically for a term of one year unless either party terminates the agreement.

Summary of Employment Agreement with James M. Rallo

        We entered into an employment agreement with Mr. Rallo effective as of February 21, 2005. The agreement provides that Mr. Rallo will be employed as our Chief Financial Officer and Treasurer until February 20, 2012. We are currently negotiating an extension to this agreement. During fiscal 2011, Mr. Rallo received a salary of $296,625, which was approved by the Compensation Committee. Mr. Rallo is also eligible for an annual incentive bonus of up to 60% of his salary and it must be at least $50,000, subject to the achievement of certain deliverables and milestones; for fiscal 2011, the annual bonus target was 60% of his base salary.

        If Mr. Rallo's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Rallo's employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Rallo for good reason, Mr. Rallo is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to the sum of twelve months of his base salary plus an amount equal to his average annual bonus for the previous two fiscal years. All severance payments made by us to Mr. Rallo will be payable within 30 days of notice of termination.

Summary of Employment Agreement with Eric C. Dean

        We entered into an employment agreement with Mr. Dean, effective as of October 15, 2007. The agreement provided that Mr. Dean will be employed as our Chief Information Officer and that his employment would continue until October 15, 2010, or until terminated by either party pursuant to the terms of the agreement. We are currently negotiating an extension to this agreement. The agreement provides for an initial annual base salary of $250,000, which may be increased but not decreased. During fiscal 2011, Mr. Dean received a salary of $283,250, which was approved by the Compensation Committee. Mr. Dean is also eligible for an annual incentive bonus; for fiscal 2011, the annual bonus target was 55% of his base salary, based upon the achievement of certain deliverables or goals agreed upon by Mr. Dean and the Company. The agreement also set forth the terms of an initial hire option award, subject to approval of the Compensation Committee. Mr. Dean was granted an option to purchase 250,000 shares of our common stock at a per share exercise price equal to $13.56, which was the fair value of our common stock on the date of grant.

        If Mr. Dean's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Dean's employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Dean for good reason, Mr. Dean is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to six months of his base salary plus an amount equal to six months of the average bonus for the previous two fiscal years. All severance payments made by us to Mr. Dean will be payable within 30 days of notice of termination.

Summary of Employment Agreement with Thomas B. Burton

        We entered into an employment agreement with Mr. Burton effective as of June 15, 2001, with a one-year term with automatic one year renewals. The agreement provides that Mr. Burton will be employed as President of DOD Surplus, LLC, our subsidiary, and that his employment will continue until terminated by either party pursuant to the terms of the agreement. The agreement provided for an initial annual base salary under the agreement of $175,000. During fiscal 2011, Mr. Burton received a salary of $283,250, which was approved by the Compensation Committee. In addition, Mr. Burton is eligible to receive a bonus upon the attainment of certain performance milestones; for fiscal 2011, the annual bonus target was 80% of his base salary.

        If Mr. Burton's employment is terminated as a result of his death, his estate will receive his base salary through the last day of the calendar month of the date of termination and all other unpaid amounts owed under the employment agreement. This agreement also provides that if his employment with our Company is terminated by us other than for cause or Mr. Burton's disability or death, Mr. Burton is entitled to receive: (1) his base salary through the date of termination; and (2) a lump-sum severance package equal to six months of the sum of his base salary plus healthcare benefits. All severance payments made by us to Mr. Burton will be conditioned upon Mr. Burton's execution of a release of all claims against us, our affiliates, officers, directors and employees.

Summary of Employment Agreement with G. Cayce Roy

        We entered into an employment agreement with Mr. Roy, effective as of August 25, 2008. The agreement provides that Mr. Roy will be employed as our Executive Vice President and President of the Asset Recovery division and that his employment will continue until August 25, 2012, or until terminated by either party pursuant to the terms of the agreement. We are currently negotiating an extension to this agreement. The agreement provides for an initial annual base salary of $250,000, which may be increased but not decreased. During fiscal 2011, Mr. Roy received a salary of $272,950, which was approved by the Compensation Committee. Mr. Roy is also eligible for an annual incentive bonus; for fiscal 2011, the annual bonus target was 60% of his base salary, based upon the achievement of certain deliverables or goals agreed upon by Mr. Roy and the Company. The agreement also set forth the terms of an initial hire option award, subject to approval of the Compensation Committee. Mr. Roy was granted an option to purchase 280,000 shares of our common stock, which will vest over a four-year period, and an option to purchase 320,000 shares of our common stock, which will vest based on the Asset Recovery marketplace's achievement of certain financial milestones. The options were granted at a per share exercise price equal to $10.82, which was the fair value of our common stock on the date of grant. The agreement also provided Mr. Roy with reimbursement for relocation expenses of up to $60,000, reimbursement for commuting expenses until November 15, 2008, and reimbursement for temporary housing expenses of up to $7,000 per month for up to twelve months.

        If Mr. Roy's employment is terminated as a result of his death, his estate will receive his base salary through the next full calendar month and all other unpaid amounts owed under the employment agreement. If Mr. Roy's employment is terminated because of disability, he is entitled to receive his base salary through the third full calendar month after termination and all other unpaid amounts, provided that his base salary will be reduced by any amounts received under any disability insurance provided by the Company. This agreement also provides that if his employment with our Company is terminated by us other than for cause, disability or death, or is terminated by Mr. Roy for good reason, Mr. Roy is entitled to receive: (1) his base salary through the date of termination and all other unpaid amounts; and (2) a lump-sum severance package equal to six months of his base salary plus an amount equal to six months of the average bonus for the previous two fiscal years. All severance payments made by us to Mr. Roy will be payable within 30 days of notice of termination.

Grants of Plan-Based Awards for Fiscal 2011

        The following table provides additional information about plan-based awards granted to our named executive officers in fiscal 2011. Our named executive officers received four types of plan-based awards: annual cash bonuses (referred to as the "Incentive Cash Award"), stock options (referred to as the "2011 Stock Options"), time-based restricted stock awards (referred to as the "2011 Restricted Stock"), and performance-based restricted stock awards (referred to as the "2011 Performance Stock").

					Estimated Possible Payouts Under Equity Incentive Plan Awards(2) Target (#)
						All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)
									Grant Date Fair Value of Stock & Option Awards ($)(6)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Exercise or Base Price of Option Awards ($/Share)(5)
	Equity Award Grant Date
Name		Threshold ($)	Target ($)	Maximum ($)
William P. Angrick, III
Incentive Cash Award		158,000	395,000	809,750
2011 Stock Options	11/30/2010						29,625	17.02	217,606
2011 Restricted Stock	11/30/2010					43,776			677,215
2011 Performance Stock	11/30/2010				20,000				309,400
James M. Rallo
Incentive Cash Award		71,190	177,975	352,984
2011 Stock Options	11/30/2010						24,655	15.47	190,654
2011 Restricted Stock	11/30/2010					16,685			258,117
2011 Performance Stock	11/30/2010				10,000				154,700
Eric C. Dean
Incentive Cash Award		55,000	155,788	266,255
2011 Stock Options	11/30/2010						14,911	15.47	115,305
2011 Restricted Stock	11/30/2010					10,091			156,108
2011 Performance Stock	11/30/2010				15,000				232,050
Thomas B. Burton
Incentive Cash Award		90,640	226,600	339,900
2011 Stock Options	11/30/2010						12,556	15.47	97.904
2011 Restricted Stock	11/30/2010					8,498			131,464
2011 Performance Stock	11/30/2010				20,000				309,400
G. Cayce Roy
Incentive Cash Award		65,508	163,770	272,950
2011 Stock Options	11/30/2010						12,856	15.47	99,414
2011 Restricted Stock	11/30/2010					8,700			134,589
2011 Performance Stock	11/30/2010				25,000				386,750

(1)
Amounts shown represent the threshold, target and maximum awards that could be earned by the named executive officer under our annual incentive bonus plan for fiscal 2011. Actual bonuses paid for fiscal 2011 are shown in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. For a discussion of this plan, see "Executive Compensation—Annual Incentive Compensation."

(2)
Amounts shown represent the number of performance-based restricted shares that could be earned by the named executive officer if the performance goal described under "Executive Compensation—Long-Term Incentive Compensation" is achieved in full. The performance-based restricted shares reported in this column were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan.

(3)
The time-based restricted stock reported in this column was granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2011 and 25% vesting on each of the first three anniversaries of October 1, 2011.

(4)
The stock options reported in this column were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan, with 25% vesting on October 1, 2011 and 2.083% vesting each month thereafter for 36 months. The options have a term of 9 years and 10 months.

(5)
The stock options have an exercise price equal to the closing price of our common stock on the grant date ($15.47), except that the stock options granted to Mr. Angrick have an exercise price equal to 110% of the closing price of our common stock on the grant date ($17.02).

(6)
The amounts reported in this column for awards represent the full grant date fair value of the awards calculated in accordance with U.S. generally accepted accounting principles. The value of the time-based and performance-based restricted stock as of the grant date is calculated by multiplying the closing price of our common shares on the grant date times the number of restricted shares awarded. For performance-based restricted stock, this value is calculated assuming the maximum performance levels are attained. The value of the option awards as of the grant date is calculated by multiplying the Black-Scholes value by the number of options awarded. The grant date fair value per option for the stock options granted on November 30, 2011 was $7.35 for Mr. Angrick and $7.73 for Messrs. Rallo, Dean, Burton, and Roy, computed in accordance with U.S. generally accepted accounting principles. For additional information about the assumptions used in these calculations, see Note 2 to the audited consolidated financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

        The following is a description of material factors necessary to understand the information regarding the awards reflected in the "Grants of Plan-Based Awards for Fiscal 2011" table.

        For information regarding the incentive compensation plan, please see "Annual Incentive Compensation" above. Awards under this plan are paid in cash.

        Stock option awards granted in fiscal 2011 were granted under our 2006 Omnibus Long-Term Incentive Plan. The 2006 plan provides that the option price of each option shall be at least the fair market value on the grant date of a share of our common stock; provided, however, that if the grantee is a 10% stockholder, the option price of an option granted to such person will be at least 110% of the fair market value on the grant date. Under the plan, the fair market value of a share of common stock is generally the closing price of our common stock on the grant date.

        The option awards reflected in the "Grants of Plan-Based Awards for Fiscal 2011" table under "2011 Stock Options" are qualified and non-qualified stock options to purchase shares of our common stock which were approved by the Compensation Committee and granted to the named executive officers as a part of our 2011 annual grant of long-term incentive awards. The options vest 25% on October 1, 2011 and 2.083% per month thereafter for the following 36 months. The options may vest earlier upon a change of control of the Company if the options are not assumed or substituted by the surviving corporation. Unvested options will also vest if the executive is involuntarily terminated by the Company within one year following a change of control. The options have a term of 9 years and 10 months, but that term may be shorter in the event of death, disability or termination of service.

        The stock awards reflected in the "Grants of Plan-Based Awards for Fiscal 2011" table under "2011 Restricted Stock" are time-based restricted stock awards which were approved by the Compensation Committee and granted to the named executive officers as a part of our 2011 annual grant of long-term incentive awards. These awards vest 25% on October 1, 2011 and 25% on each of the first three anniversaries of October 1, 2011. The restricted shares can accrue dividend equivalents that would be payable upon the lapse of the restrictions applicable to such shares. The restricted stock may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.

        The stock awards reflected in the "Grants of Plan-Based Awards for Fiscal 2011" table under "2011 Performance Stock" are performance-based restricted stock awards which were approved by the Compensation Committee and granted to the named executive officers as a special one-time grant in 2011. These awards vest based on the Company's achievement of certain financial performance goals, as described above under "Executive Compensation—Long-Term Incentive Compensation." The restricted shares can accrue dividend equivalents that would be payable upon the lapse of the restrictions applicable to such shares. The restricted stock may vest earlier upon a change of control of the Company if the awards are not assumed, continued or substituted by the surviving corporation.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table provides information on the current holdings of stock options of each named executive officer at September 30, 2011.

	Option Awards
Name	Grant Date		Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)(1)	Option Expiration Date
William P. Angrick, III	12/4/07	(2)	1,750	1,751	12.02	10/1/2017
	12/29/08	(2)	1,666	21,668	8.23	12/29/2018
	12/1/09	(4)	2,283	57,079	9.96	10/1/2019
	11/30/10	(7)	—	29,625	17.02	10/1/2020
James M. Rallo	3/30/06	(2)	16,876	—	12.89	3/30/2016
	12/4/07	(2)	42,940	1,460	10.93	10/1/2017
	12/29/08	(3)	664	58,336	7.48	12/29/2018
	11/30/10	(7)	—	24,655	15.47	10/1/2020
Eric C. Dean	10/15/07	(2)	244,788	5,212	13.56	10/15/2017
	12/29/08	(3)	22,998	50,002	7.48	12/29/2018
	11/30/10	(7)	—	14,911	15.47	10/1/2020
Thomas B. Burton	12/4/07	(2)	17,436	1,564	10.93	10/1/2017
	12/29/08	(3)	18,000	50,002	7.48	12/29/2018
	11/30/10	(7)	—	12,556	15.47	10/1/2020
G. Cayce Roy	7/30/08	(5)	118,442	64,169	10.82	7/30/2018
	7/30/08	(6)	—	320,000	10.82	7/30/2018
	12/1/09	(4)	—	15,355	9.05	10/1/2019
	11/30/10	(7)	—	12,856	15.47	10/1/2020

(1)
The closing price of our common stock on the grant date is the exercise price for stock options, except stock options granted to Mr. Angrick. The exercise price for Mr. Angrick's outstanding stock options is 110% of the closing price of our common stock on the grant date.

(2)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and vest over a four-year period, with 25% vesting on the first anniversary of the grant date and 2.083% per month vesting thereafter for the following 36 months.

(3)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and vest over a five-year period, with 20% vesting on the first anniversary of the grant date and 1.67% per month vesting thereafter for the following 48 months.

(4)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and vest over a four-year period, with 25% vesting on October 1, 2010 and 2.083% per month vesting thereafter for the following 36 months.

(5)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and vested 25% on August 25, 2009 and 2.083% per month vesting thereafter for the following 36 months.

(6)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and vest based on the Asset Recovery marketplace's achievement of certain financial milestones.

(7)
These stock options were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan and vested 25% on October 1, 2011 and 2.083% per month vesting thereafter for the following 36 months.

        The following table provides information on the current holdings of stock awards of each named executive officer at September 30, 2011.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
William P. Angrick, III	12/1/09	26,334	844,531
	11/30/10	43,776	1,403,896
	11/30/10			20,000	641,400
James M. Rallo	11/30/10	16,685	535,088
	11/30/10			10,000	320,700
Eric C. Dean	11/30/10	10,091	323,618
	11/30/10			15,000	481,050
Thomas B. Burton	11/30/10	8,498	272,531
	11/30/10			20,000	641,400
G. Cayce Roy	12/1/09	7,067	226,639
	11/30/10	8,700	279,009
	11/30/10			25,000	801,750

(1)
These amounts refer to time-based restricted stock awards that were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan, which vest over a four-year period, with 25% vesting on the first day of the next fiscal year following the fiscal year of grant and 25% on each of the first three anniversaries of such date.

(2)
These amounts refer to performance-based restricted stock awards that were granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan, which vest, if at all, based on the Company's achievement of certain financial performance goals, as described above under "Executive Compensation—Long-Term Incentive Compensation."

Option Exercises and Stock Vested During Fiscal 2011

        The following table shows the stock options that were exercised, and the restrictions on restricted stock that lapsed, during fiscal 2011 for each of our named executive officers. The values shown below are before payment of any applicable withholding tax and/or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise ($)(1)	Number of Shares Acquired on Vesting#)	Value Realized on Vesting ($)(2)
William P. Angrick, III	255,726	2,174,488	8,777	141,310
James M. Rallo	162,724	2,139,083	—	—
Eric C. Dean	47,000	1,101,039	—	—
Thomas B. Burton	182,998	1,101,655	—	—
G. Cayce Roy	25,000	478,133	2,355	37,916

(1)
The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold upon exercise or (ii) the closing price of the shares underlying options exercised if the shares were not immediately sold after exercise and (B) the applicable exercise price of the options.

(2)
The value realized on vesting is calculated by multiplying (A) the closing price of a common share on the vesting date and (B) the number of shares acquired on vesting before withholding taxes.

Potential Payments upon Termination of Employment and Change of Control

Payments upon Termination of Employment

        We have entered into employment agreements with each of our named executive officers that provide compensation upon certain triggering events that result in termination of employment. These agreements are described under "Employment Agreements" above. The table below quantifies the compensation that would have become payable under existing plans and arrangements if each named executive officer's employment had terminated on September 30, 2011 upon certain triggering events. These amounts are estimates only, as the actual obligation can only be determined at the time of a named executive officer's separation from our Company. The amounts described below are in addition to benefits that are generally available to our employees such as distributions under our 401(k) plan, life insurance, disability benefits and accrued vacation.

        Unvested stock options and restricted stock granted under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan do not accelerate upon death, disability or retirement. Unvested options also do not accelerate upon termination of employment by the Company with or without cause or by the executive for "good reason" unless such termination occurs within one year following a "corporate transaction" as further described below. Unvested restricted stock also does not accelerate upon termination of employment by the Company with or without cause or by the executive for "good reason." All values were computed as of September 30, 2011 based on the closing price of our common stock on the last trading day of the fiscal year ($32.07).

	Type of Termination
Name	Death		Disability		By Company with Cause or By the Executive without Good Reason	By Company without Cause or By the Executive with Good Reason		Retirement
William P. Angrick, III
Salary	$65,833	(1)	$131,667	(2)	$—	$197,500		$—
Bonus	—		—		—	119,340		—
Option Awards	—		—		—	—		—
Stock Awards	—		—		—	—		—
TOTAL	65,833		131,667		—	316,840		—

James M. Rallo
Salary	49,438	(1)	98,875	(2)	—	296,625		—
Bonus	—		—		—	137,887		—
Option Awards	—		—		—	—		—
Stock Awards	—		—		—	—		—

TOTAL	49,438		98,875		—	434,512		—

Eric C. Dean
Salary	47,208	(1)	94.417	(2)	—	141,625		—
Bonus	—		—		—	64.025		—
Option Awards	—		—		—	—		—
Stock Awards	—		—		—	—		—

TOTAL	47,208		94.417		—	205.650		—

Thomas B. Burton
Salary	23,604	(3)	—		—	141,625	(4)	—
Bonus	—		—		—	—		—
Health Benefits	—		—		—	2,082	(4)	—
Option Awards	—		—		—	—		—
Stock Awards	—		—		—	—		—

TOTAL	23,604		—		—	143,708		—

G. Cayce Roy
Salary	45,492	(1)	90,983	(2)	—	136,475		—
Bonus	—		—		—	40,347		—
Option Awards	—		—		—	—		—
Stock Awards	—		—		—	—		—

TOTAL	45,492		90,983		—	176,822		—

(1)
Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the next full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents two months' base salary.

(2)
Upon termination of employment as a result of disability, the named executive officer is entitled to continued salary through the third full month following the date of termination. The amount shown in this column is the maximum payment that will be paid and represents four months' base salary. This amount may be reduced by the amount of any disability benefit payments from insurance provided by the Company.

(3)
Upon termination of employment as a result of death, the named executive officer is entitled to continued salary through the month in which the date of termination occurs. The amount shown in this column is the maximum payment that will be paid and represents one month's base salary.

(4)
Mr. Burton is entitled to these benefits only if his employment is terminated by the Company without cause.

Change of Control Arrangements

        Employment Agreements.    We do not provide change of control benefits to our named executive officers under their respective employment agreements.

        Stock Options.    Our named executive officers hold unvested stock options under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan. This plan contains provisions regarding the treatment of any unvested stock options in connection with a change of control of the Company.

        Under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan, in the event of a "corporate transaction" either (1) all of the options will vest in full and become exercisable for fifteen days prior to the scheduled consummation of the change of control, or (2) the Board may elect, in its sole discretion, to cancel any outstanding awards of options and pay to the holder an amount in cash or securities equal to the number of options multiplied by the amount the fixed price paid to stockholders exceeds the option price. Under the plan, a "corporate transaction" generally means (1) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (2) the sale of substantially all of the assets of the Company or (3) any transaction which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the plan was approved by the Company's stockholders) owning 50% or more of the combined voting power of all of the classes of stock of the Company. If the options are assumed or continued by the surviving company, or the surviving company substitutes the options with a substantially equivalent option, then no such acceleration of vesting or cancellation of options shall occur.

        Unvested options will also vest if the named executive officer's service with the Company is involuntarily terminated within one year following a "corporate transaction." For this purpose, an involuntary termination means a termination of service with the Company without cause or a voluntary resignation of the named executive officer following a material adverse change in the executive's title or responsibilities, a material reduction in base salary, or receipt of a notice that the executive's principal workplace will be relocated more than 50 miles.

        The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the unvested options held by them as of September 30, 2011 had become fully vested as a result of a change of control or an involuntary termination within one year following a change in control.

Name	Number of Unvested Options at September 30, 2011 (#)	Estimated Benefit ($)(1)
William P. Angrick, III	110,123	$2,259,634
James M. Rallo	84,451	1,874,620
Eric C. Dean	70,125	1,573,546
Thomas B. Burton	64,122	1,471,042
G. Cayce Roy	412,380	8,730,473

(1)
For vesting of unvested stock options, the values are based on the number of options that would have vested on the last business day of fiscal 2011, multiplied by the difference between the closing price of our common stock on the last trading day of the 2011 fiscal year ($32.07) and the exercise price of the unvested option. If the exercise price of any unvested option was greater than the closing price of our common stock on the last trading day of fiscal 2011, no value was attributed to the acceleration of these unvested options.

          Restricted Stock.    Certain of our named executive officers hold unvested restricted stock awards under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan. This plan contains provisions regarding the treatment of any unvested restricted stock awards in connection with a change of control of the Company.

          Under the Liquidity Services, Inc. 2006 Omnibus Long-Term Incentive Plan, in the event of a "corporate transaction" all of the restricted stock awards will vest in full and the shares of common stock subject to such awards will be delivered immediately prior to the scheduled consummation of the change of control. If the restricted stock awards are assumed or continued by the surviving company, or the surviving company substitutes the restricted stock awards with a substantially equivalent restricted stock award, then no such acceleration of vesting of restricted stock awards shall occur.

          The table below shows our estimates of the amount of the benefit each of our named executive officers would have received if the unvested restricted stock awards held by them as of September 30, 2011 had become fully vested as a result of a change of control.

Name	Number of Unvested Restricted Shares at September 30, 2011 (#)	Estimated Benefit ($)(1)
William P. Angrick, III	90,110	$2,889,828
James M. Rallo	26,685	855,788
Eric C. Dean	25,091	804,668
Thomas B. Burton	28,498	913,931
G. Cayce Roy	40,767	1,307,398

(1)
For vesting of unvested restricted shares, the values are based on the number of restricted shares that would have vested on the last business day of fiscal 2011, multiplied by the closing price of our common stock on the last trading day of the 2011 fiscal year ($32.07).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this proxy statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Compensation Committee Patrick W. Gross, Chair Phillip A. Clough Franklin D. Kramer David A. Perdue, Jr.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee in fiscal 2011 were Messrs. Gross, Clough, Kramer and Perdue. No member of the Compensation Committee has been an officer or employee of Liquidity Services or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

        Shares of our common stock are authorized for issuance to directors, employees and consultants under our 2006 Omnibus Long-Term Incentive Plan. We have also issued shares under our 2005 Stock Option and Incentive Plan in the past. We will not make any further awards under the 2005 plan. Both of these plans have been approved by our stockholders. The following table provides information as of September 30, 2011 about outstanding options and shares reserved for issuance under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,188,629	11.55	3,152,804
Equity compensation plans not approved by security holders	0	0	0

Total	4,188,629	11.55	3,152,804

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY
PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF
STOCKHOLDERS

        Under Securities Exchange Act Rule 14a-8, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2013 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 and must be received by us at our principal executive offices at 1920 L Street, NW, 6th Floor, Washington, DC 20036, to the attention of the Corporate Secretary, no later than September 29, 2012.

        In addition, our bylaws contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders, other than non-binding proposals presented under Securities Exchange Act Rule 14a-8. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

  •
  the stockholder must have given timely notice thereof in writing to our Corporate Secretary;

  •
  such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

  •
  if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided us with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of our voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

  •
  if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.

        To be timely, a stockholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 or more than 120 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders. Therefore, in order to be considered timely with respect to the 2012 Annual Meeting of Stockholders, it must be received no earlier than November 1, 2012 and no later than December 1, 2012.

        If, however, the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year's Annual Meeting, notice by the stockholder must be delivered no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of:

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  the 90th day prior to such Annual Meeting, or

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  the 10th day following the day on which public announcement of the date of such meeting is first made.

        In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder's notice as described above.

        In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board of Directors is increased and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of the preceding year's Annual Meeting of Stockholders, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

        Such notice shall set forth the following information:

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  as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to being named in the proxy statement as nominee and to serve as director if elected;

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  as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

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  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

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  the name and address of such stockholder, as they appear on our books, and of such beneficial owner;

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  the class and number of shares of our stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

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  a representation that either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a "Solicitation Notice").

        If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

        Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

 ANNUAL REPORT

        Our Annual Report to stockholders on Form 10-K for the fiscal year ended September 30, 2011 is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting our website, www.liquidityservicesinc.com, or upon written request to us at Liquidity Services, Inc., 1920 L Street, NW, 6th Floor, Washington, DC 20036, Attn: Corporate Secretary. The Company's copying costs will be charged if copies of exhibits to the Annual Report are requested.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01EPZB 2 2 A V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2012. For Against Abstain 3. Approval of an advisory resolution on executive compensation. 01 - Patrick W. Gross 02 - Franklin D. Kramer 1. Election of Directors: For Withhold For Withhold 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 1 2 8 2 8 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 28, 2012. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/LQDT • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 29, 2012 Solicited on behalf of the Board of Directors of Liquidity Services, Inc. William P. Angrick, III and James E. Williams, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Liquidity Services, Inc. to be held on February 29, 2012 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder in accordance with the specifications made on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR all of the nominees listed and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Please sign on the reverse side and return this proxy in the enclosed envelope. Please date, sign and mail your proxy card in the envelope provided as soon as possible. Proxy — Liquidity Services, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.